                                                                     EXHIBIT 4.1



--------------------------------------------------------------------------------


                                 PEOPLE'S BANK

                              Seller and Servicer


                                      and



                             BANKERS TRUST COMPANY

                                    Trustee

                      on behalf of the Certificateholders
                 of the People's Bank Credit Card Master Trust

                          ---------------------------

                              AMENDED AND RESTATED

                        POOLING AND SERVICING AGREEMENT

                          Dated as of March [  ], 1997

                     amending and restating in its entirety
                      the Pooling and Servicing Agreement
                            Dated as of June 1, 1993


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
                                                                  ----

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1      Definitions......................................   1
SECTION 1.2      Other Definitional Provisions....................  23

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES



SECTION 2.1        Conveyance of Receivables......................  24
SECTION 2.2        Acceptance by Trustee..........................  26
SECTION 2.3        Representations and Warranties of the Seller...  27
SECTION 2.4 Representations and Warranties of the Seller Relating to the Agreement and the Receivables 29
SECTION 2.5        Covenants of the Seller........................  38
SECTION 2.6        Addition of Accounts...........................  43
SECTION 2.7        Removal of Accounts............................  47
SECTION 2.8        Periodic Removal of Expired Accounts...........  50

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES


SECTION 3.1        Acceptance of Appointment and Other Matters
                     Relating to the Servicer...................... 54
SECTION 3.2        Servicing Compensation.......................... 55
SECTION 3.3        Representations and Warranties of the Servicer.. 56
SECTION 3.4        Reports and Records for the Trustee............. 60
SECTION 3.5        Annual Servicer's Certificate................... 61
SECTION 3.6        Annual Independent Accountants' Servicing
                     Report........................................ 61
SECTION 3.7        Tax Treatment................................... 62
SECTION 3.8        Notices to the Seller........................... 63

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

SECTION 4.1        Establishment of Accounts and Allocations
                     with Respect to the Exchangeable Seller
                   Certificate....................................  64
SECTION 4.2        Collection and Allocations.....................  66

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
                                                             Page
                                                             ----

                                   ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                          WITH RESPECT TO ANY SERIES]


                                   ARTICLE VI

                                THE CERTIFICATES

SECTION 6.1    The Certificates.............................  71
SECTION 6.2    Authentication of Certificates...............  71
SECTION 6.3    Registration of Transfer and Exchange of
                 Certificates...............................  72
SECTION 6.4    Mutilated, Destroyed, Lost or Stolen
                 Certificates...............................  77
SECTION 6.5    Persons Deemed Owners........................  78
SECTION 6.6    Appointment of Paying Agent..................  79
SECTION 6.7    Access to List of Certificateholders' Names
                 and Addresses..............................  80
SECTION 6.8    Authenticating Agent.........................  81
SECTION 6.9    Tender of Exchangeable Seller Certificate....  82
SECTION 6.10   Global Certificate; Euro-Certificate Exchange
                 Date.......................................  85
SECTION 6.11   Book-Entry Certificates......................  85
SECTION 6.12   Notices to Clearing Agency...................  86
SECTION 6.13   Definitive Certificates......................  86
SECTION 6.14   Meetings of Certificateholders...............  87

                                  ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

SECTION 7.1    Liability of the Seller......................  88
SECTION 7.2    Merger or Consolidation of, or Assumption of
                 the Obligation of, the Seller..............  88
SECTION 7.3    Limitation on Liability of the Seller........  89

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                TO THE SERVICER


SECTION 8.1    Liability of the Servicer....................  90
SECTION 8.2    Merger or Consolidation of, or Assumption of
                 the Obligations of, the Servicer...........  90

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                 Page
                                                                 ----
SECTION 8.3   Limitation on Liability of the Servicer and
                Others..........................................  91
SECTION 8.4   Servicer Indemnification of the Trust and
                the Trustee.....................................  91
SECTION 8.5   Resignation of the Servicer.......................  92
SECTION 8.6   Access to Certain Documentation and
                Information Regarding the Receivables...........  93
SECTION 8.7   Delegation of Duties..............................  93
SECTION 8.8   Examination of Records............................  94

                                   ARTICLE IX

                                 PAY OUT EVENTS

SECTION 9.1   Pay Out Events....................................  95
SECTION 9.2   Additional Rights Upon the Occurrence of
                Certain Events..................................  95

                                   ARTICLE X

                               SERVICER DEFAULTS


SECTION 10.1  Servicer Defaults.................................  98
SECTION 10.2  Trustee to Act; Appointment of Successor.......... 100
SECTION 10.3  Notification to Certificateholders................ 103
SECTION 10.4  Waiver of Past Defaults........................... 103

                                   ARTICLE XI

                                  THE TRUSTEE


SECTION 11.1  Duties of Trustee................................. 104
SECTION 11.2  Certain Matters Affecting the Trustee............. 106
SECTION 11.3  Trustee Not Liable for Recitals in
                Certificates.................................... 107
SECTION 11.4  Trustee May Own Certificates...................... 108
SECTION 11.5  The Servicer to Pay Trustee's Fees and
                Expenses........................................ 108
SECTION 11.6  Eligibility Requirements for Trustee.............. 108
SECTION 11.7  Resignation or Removal of Trustee................. 109
SECTION 11.8  Successor Trustee................................. 110
SECTION 11.9  Merger or Consolidation of Trustee................ 110
SECTION 11.10 Appointment of Co-Trustee or Separate Trustee..... 110
SECTION 11.11 Tax Returns....................................... 112
SECTION 11.12 Trustee May Enforce Claims Without Possession
                of Certificates................................. 112
SECTION 11.13  Suits for Enforcement............................ 112

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                              Page
                                                              ---

SECTION 11.14   Rights of Certificateholders to Direct
                  Trustee....................................  113
SECTION 11.15   Representations and Warranties of Trustee....  113
SECTION 11.16   Maintenance of Office or Agency..............  113

                                  ARTICLE XII

                                  TERMINATION

SECTION 12.1    Termination of Trust.........................  115
SECTION 12.2    Optional Purchase and Final Termination of
                  Investor Certificates of any Series........  116
SECTION 12.3    Final Payment with Respect to any Series.....  116
SECTION 12.4    Seller's Termination Rights..................  118

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

SECTION 13.1    Amendment....................................  119
SECTION 13.2    Protection of Right, Title and Interest to
                  Trust......................................  121
SECTION 13.3    Limitation on Rights of Certificateholders...  122
SECTION 13.4    GOVERNING LAW................................  123
SECTION 13.5    Notices......................................  123
SECTION 13.6    Severability of Provisions...................  124
SECTION 13.7    Certificates Non-Assessable and Fully Paid...  124
SECTION 13.8    Further Assurances...........................  124
SECTION 13.9    No Waiver; Cumulative Remedies...............  124
SECTION 13.10   Counterparts.................................  124
SECTION 13.11   Third-Party Beneficiaries....................  125
SECTION 13.12   Actions by Certificateholders................  125
SECTION 13.13   Rule 144A Information........................  125
SECTION 13.14   Merger and Integration.......................  125
SECTION 13.15   Headings.....................................  125

Exhibit A       Form of Exchangeable Seller Certificate
Exhibit B       Form of Assignment of Receivables in Additional Accounts
Exhibit C       Form of Monthly Servicer's Certificate
Exhibit D       Form of Annual Servicer's Certificate
Exhibit E       Form of Seller Certificate Designating Banks and Agent Banks
                the Accounts of which Constitute Automatic Additional Accounts

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                         Page
                                                                         ----

Exhibit F        Form of Opinion of Counsel Pursuant to Sections
                 2.6(g)(vi) and 13.2(d)(i)
Exhibit G        Form of Annual Security Interest Opinion Pursuant to
                 Section 13.2(d)(ii)
Exhibit H        Form of Depository Agreement
Exhibit I        Form of Reassignment of Removed Accounts
Exhibit J        Form of Officer's Certificate Pursuant to Section
                 2.8(d)(ii)

     AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of March [ ], 1997, by and between PEOPLE'S BANK, a Connecticut capital stock savings bank, as Seller and Servicer, and BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, as Trustee.

     WHEREAS, People's Bank, as Seller and Servicer, and the Trustee entered into that certain Pooling and Servicing Agreement, dated as of June 1, 1993 (as amended by an amendment dated as of December 15, 1995, the "Original Pooling and
                                                            --------------------
Servicing Agreement"); and
-------------------

     WHEREAS, People's Bank, as Seller and Servicer, and the Trustee desire to amend and restate the Original Pooling and Servicing Agreement in its entirety;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Original Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties and the Certificateholders:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Definitions.  Whenever used in this Agreement, the following
                  -----------
words and phrases shall have the following meanings:

     "Account" shall mean each VISA(R)/*/ and MasterCard(R)/*/ credit card
      -------
account (or other consumer revolving credit account to the extent provided herein), which account is governed by a Credit Card Agreement between the Seller and any Person identified by account number in each computer file or microfiche list delivered to the Trustee by the Seller pursuant to Section 2.1 or 2.6. The
                                                        -----------    ---
definition of Account shall include each account into which an Account shall be transferred (a "Transferred Account"); provided, that (i) such transfer was made
                -------------------    --------
in accordance with the Account Guidelines and (ii) such Transferred Account can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.1, 2.6, 2.7 or
                                                      -----------  ---  ---
3.4(c), as an account into which an Account has been transferred.  The term
------
"Account" shall be deemed

---------------------
/*/ VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc. and of MasterCard International Incorporated, respectively.

to refer to an Additional Account or Automatic Additional Account only from and after the Addition Date or Automatic Addition Date, as the case may be, with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.



     "Account Guidelines" shall mean the Seller's policies and procedures
      ------------------
relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

     "Account Information" shall have the meaning specified in subsection
      -------------------                                      ----------
2.2(b).

     "Accumulation Period" shall have the meaning specified in any applicable
      -------------------
Supplement.

     "Addition Date" shall mean each date as of which Additional Accounts will
      -------------
be included as Accounts pursuant to Section 2.6.
                                    -----------

     "Addition Notice Date" shall have the meaning specified in subsection
      --------------------                                      ----------
2.6(g)(i).
---------

     "Additional Accounts" shall mean additional credit card accounts added as
      -------------------
Accounts pursuant to subsections 2.6(e) and 2.6(f).
                     ------------------     ------

     "Affiliate" of any Person shall mean any other Person controlling,
      ---------
controlled by or under common control with such Person except that, for the purposes of clause (f) of the definition of Eligible Account, "Affiliate" shall
            ----------
not mean a natural person.

     "Affinity Program Account" shall mean an account originated by the Seller
      ------------------------
through the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause, with the assistance of an organization or the members of such group.

     "Agent Bank Account" shall mean an account originated by the Seller
      ------------------
pursuant to an agreement between the Seller and a bank for which the Seller issues VISA(R) and/or MasterCard(R) credit cards and acts as a sponsor with VISA USA, Inc. and/or MasterCard International Incorporated.

     "Aggregate Finance Charge Receivables" shall mean, as of any date of
      ------------------------------------
determination, the aggregate amount of the Finance Charge

Receivables as of the end of the Monthly Period immediately preceding such date of determination.

     "Aggregate Investor Interest" shall mean, as of any date of determination,
      ---------------------------
the sum of the Investor Interests of each Series of Certificates issued and outstanding on such date of determination.

     "Aggregate Investor Percentage" with respect to Principal Receivables,
      -----------------------------
Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of each Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage
                  --------  -------
shall not exceed 100%.

     "Aggregate Principal Receivables" shall mean, as of any date of
      -------------------------------
determination, the aggregate amount of Principal Receivables as of the end of the Monthly Period immediately preceding such date of determination and the amount on deposit in the Excess Funding Account (exclusive of any investment earnings on such amount).

     "Aggregate Receivables" shall mean, as of any date of determination, the
      ---------------------
sum of Aggregate Principal Receivables plus Aggregate Finance Charge
Receivables.

     "Agreement" shall mean this Amended and Restated Pooling and Servicing
      ---------
Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

     "Amortization Period" shall mean, with respect to any Series, the period
      -------------------
following the related Revolving Period, which shall be the Accumulation Period, the Controlled Amortization Period, the early Amortization Period, the Rapid Amortization Period, or other amortization or accumulation period, in each case as defined, if applicable, with respect to such Series in the related Supplement.

     "Annual Membership Fee" shall have the meaning specified in the Credit Card
      ---------------------
Agreement applicable to an Account.

     "Applicants" shall have the meaning specified in Section 6.7.
      ----------                                      -----------

     "Appointment Day" shall have the meaning specified in Section 9.2.
      ---------------                                      -----------

     "Assignment" shall have the meaning specified in subsection 2.6(g)(ii).
      ----------                                      ---------------------

     "Authorized Newspaper" shall mean a newspaper of general circulation in the
      --------------------
Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series, any additional city specified in the Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Automatic Addition Date" shall mean the date upon which the Receivables in
      -----------------------
an Automatic Additional Account are first designated for addition, and added to, the Trust.

     "Automatic Additional Accounts" shall mean those consumer revolving credit
      -----------------------------
card accounts coming into existence after the Cut Off Date which meet the following criteria:

          (a) VISA Classic or standard MasterCard account which satisfies the criteria set forth in the definition of "Eligible Account" originated through applicant-initiated applications or through the Seller's branch system:

               (i) which is originated during the normal operation of such Seller's credit card business and is not acquired by the Seller from another credit card issuer;

               (ii) which was in existence and owned by the Seller on the date on which Receivables generated in such account are to be added to the Trust and is in existence at the close of business on the date of its designation for inclusion in the Trust;

               (iii)  which is payable in U.S. Dollars; and

               (iv) the Receivables in which have not been charged off prior to the date of their designation for inclusion in the Trust;

          (b) any other consumer revolving credit card account which satisfies the criteria set forth in the definition of "Eligible Account" without regard to the requirement that such account be a VISA(R) or MasterCard(R) credit card account; provided that the Seller shall have received notice
                          --------
     from each Rating Agency that the inclusion of such accounts as Automatic Additional Accounts pursuant to this paragraph (b) will not result in the
                                          -------------
     reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and shall have delivered such notice to the Trustee; or

          (c) each Visa(R) and MasterCard(R) consumer revolving credit card account, now existing or hereafter arising, which (i) is included in a "bank" or "agent bank" of credit card accounts (or other grouping of credit card accounts, however denominated) maintained by Total Systems, Inc. (or its successor) or another records processor on behalf of the Seller, which records processor may be the Seller or an Affiliate of the Seller, (ii) is not, as of the date of this Agreement, an existing Account or Additional Account, and (iii) satisfies the following criteria:

               (A) such account is an Eligible Account and an Eligible Additional Account;

               (B) such account is an account that satisfies the criteria specified in subclauses (i) through (iv) of clause (a) hereof;
                       --------------         ----    ----------

               (C) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders (without regard to any Enhancement) were utilized in selecting the pool of accounts in which such account arises from the available pools of accounts owned by the Seller;

               (D) such account is not originated utilizing underwriting criteria that (i) are materially different from the Seller's standard underwriting criteria and (ii) would materially increase the likelihood, as compared to the average expected probability of default for an Account in the Trust portfolio, that such account would become a Defaulted Account;

               (E) such account is not originated as a "risk based" product; and

               (F) the bank or agent bank (or other grouping) in which such account is included has been designated by the Seller to the Trustee as a bank or agent bank (or other grouping) the accounts in which constitute Accounts, Additional Accounts, or Automatic Additional Accounts, by delivery to the Trustee of a certificate of designation substantially in the form annexed hereto as Exhibit E hereto or
                                                      ---------
          otherwise pursuant hereto.

     "Banking Commissioner" shall mean the Banking Commissioner of the State of
      --------------------
Connecticut.

     "Base Rate" shall mean, with respect to any Series of Certificates, the
      ---------
percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

     "Bearer Certificates" shall have the meaning specified in Section 6.1.
      -------------------                                      -----------

     "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in
      ------------
effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulation thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

     "Billing Cycle" shall mean, with respect to any Account, the monthly
      -------------
billing cycle for such Account determined in accordance with the Account Guidelines.

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial
      -----------------------
interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.11;
                                                               ------------
provided that after the occurrence of a condition whereupon book-entry
--------
registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
on which banking institutions in New York, New York or Bridgeport, Connecticut (or, with respect to any Series, any additional city specified in the related supplement) are authorized or obligated by law or executive order to be closed.

     "Cash Advance Fees" shall have the meaning specified in the Credit Card
      -----------------
Agreement applicable to an Account.

     "Cash Advances" shall have the meaning specified in the Credit Card
      -------------
Agreement applicable to an Account.

     "Certificate" shall mean any one of the Investor Certificates of any Series
      -----------
or the Exchangeable Seller Certificate.

     "Certificateholders' Interest" shall, with respect to any Series, have the
      ----------------------------
meaning specified in Article IV of the Supplement for such Series.

     "Certificate Interest" shall mean interest payable in respect of the
      --------------------
Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate,
      -----------------
the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Principal" shall mean principal payable in respect of the
      ---------------------
Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

     "Certificate Rate" shall mean, with respect to any Series of Certificates,
      ----------------
the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement; provided that, unless otherwise provided in a Supplement, such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Certificate Register" shall mean the register maintained pursuant to
      --------------------
Section 6.3, providing for the registration of the Certificates and transfers
-----------
and exchanges thereof.

     "Certificateholder" or "Holder" shall mean the Person in whose name a
      -----------------      ------
Certificate is registered in the Certificate Register and, if applicable, the bearer of any Bearer Certificate or Coupon, as the case may be, and, as to any Series, such other Person deemed to be a "Certificateholder," "Holder," "Investor Certificateholder" or "Investor Holder" in any related Supplement except as otherwise provided in such Supplement.

     "Class" shall mean, with respect to any Series, any one of the classes of
      -----
Certificates of that Series as specified in the related Supplement.

     "Clearing Agency" shall mean an organization registered as a "clearing
      ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other
      ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean, with respect to any Series, the date of issuance
      ------------
of such Series of Certificates, as specified in the related Supplement.

     "Collection Account" shall have the meaning specified in Section 4.1(a).
      ------------------                                      --------------

     "Collections" shall mean all payments (including insurance proceeds on
      -----------
Accounts that are not Defaulted Accounts and all Recoveries but excluding drawings on any Enhancement) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables.
A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange and Recoveries allocable to the Trust pursuant to subsections 2.5(k) and (l) with respect to such Monthly Period (to the extent
   ------------------     ---
deposited into the Collection Account or, with respect to any Series, the applicable Series Account, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Collections of Finance Charge Receivables for all purposes.

     "Collection Subaccount" shall have the meaning specified in subsection
      ---------------------                                      ----------
4.1(a).
------

     "Corporate Trust Office" shall mean the principal office of the Trustee at
      ----------------------
which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group, Structured Finance Team.

     "Coupon" shall have the meaning specified in Section 6.1.
      ------                                      -----------

     "Credit Adjustment" shall have the meaning specified in subsection
      -----------------                                      ----------
4.2(d)(i).
---------

     "Credit Card Agreement" shall mean, with respect to any VISA(R) or
      ---------------------
MasterCard(R) credit card account (or other consumer credit accounts, to the extent provided herein), the agreement between People's Bank and the Obligor governing the terms and conditions of such account, as such agreement may be amended, modified or otherwise changed from time to time.

     "Cut-Off Date" shall mean, with respect to each Account the Receivables of
      ------------
which are conveyed to the Trust pursuant to Section 2.1 on the Initial Closing
                                            -----------
Date, the close of business on May 31, 1993.

     "Date of Processing" shall mean, with respect to any transaction, the date
      ------------------
(but if such date is not a Business Day, then the next Business Day) on which such transaction is first recorded on the Servicer's computer master file of VISA(R) and MasterCard(R) accounts or its computer master file of other consumer revolving accounts, if any, in the Trust (without regard to the effective date of such recordation.)

     "Default Amount" shall mean, with respect to any Defaulted Account, the
      --------------
amount of Principal Receivables in such Defaulted Account on the day such Account became a Defaulted Account.

     "Default Percentage" shall mean on any Date of Processing a percentage, the
      ------------------
numerator of which shall be the Seller Percentage of the Default Amount on such day and the denominator of which shall be the Aggregate Principal Receivables at the end of the preceding Date of Processing minus the Aggregate Principal
                                            -----
Receivables on the current Date of Processing prior to the deposit of any amount in the Excess Funding Account.

     "Defaulted Account" shall mean each Account with respect to which, in
      -----------------
accordance with the Account Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables (which as of the date hereof is more than 211 days delinquent from the payment due date) the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off and as uncollectible on the Servicer's computer master file of VISA(R) and MasterCard(R) accounts.

     "Definitive Bearer Certificate" shall mean any Definitive Certificate
      -----------------------------
issued in bearer form with Coupons attached.

     "Definitive Certificate" shall have the meaning specified in Section 6.11.
      ----------------------                                      ------------

     "Definitive Euro-Certificate" shall have the meaning specified in Section
      ---------------------------                                      -------
6.10.
----

     "Definitive Registered Certificate" shall mean any Definitive Certificate
      ---------------------------------
issued in registered form.

     "Depository Agreement" shall mean, with respect to each Series, the
      --------------------
agreement among the Seller, the Trustee and the Clearing Agency, in the form attached hereto as Exhibit H, or as otherwise provided in the related
                   ---------
Supplement.

     "Determination Date" shall mean the 8th Business Day of each calendar month
      ------------------
but not later than the tenth calendar day of such month (and if such day is not a Business Day, the preceding Business Day).

     "Distribution Date" shall mean, unless otherwise specified in any
      -----------------
Supplement for the related Series, July 15, 1993 and the fifteenth day of each calendar month thereafter, or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

     "Dollars," "$" or "U.S. $" shall mean United States dollars.
      -------    -      ------

     "Eligible Account" shall mean a VISA(R) or MasterCard(R) credit card
      ----------------
account owned by the Seller which, as of the Cut-Off Date:

          (a) is payable in United States dollars;

          (b) has not been identified on the computer files of the Seller by the Seller as relating to a cardholder who has died or commenced action relating to bankruptcy or who is the subject of an involuntary bankruptcy, insolvency or similar action;

          (c) has not been classified on the Seller's computer files by the Seller as counterfeit, fraudulent, stolen or lost or as a corporate business card;

          (d) has not been charged off by the Seller in its customary and usual manner for charging off such Accounts as of the Cut-Off Date;

          (e) has not been (and no Receivables in such Account have been) sold or pledged to any other Person;

          (f) is not an Account on which the Seller or an Affiliate of the Seller is the Obligor; and

          (g) as of the date of origination of such Account, the obligor of which had a billing address in the United States, its territories or possessions.

     "Eligible Additional Account" shall mean as of any Addition Date, (a) a
      ---------------------------
VISA(R) or MasterCard(R) credit card account owned by the Seller which satisfies the criteria set forth in clauses (a) through (g) inclusive of the definition of
                          -----------         ---
Eligible Account, or (b) any other consumer revolving credit account (i) which satisfy the criteria set forth in clauses (a) through (g) inclusive of the
                                  -----------         ---
definition of Eligible Account, (ii) the addition of the receivables of which would not cause the Rating Agency to indicate in writing that such addition would result in the reduction or withdrawal of its then-existing rating of the Investor Certificates of any Series of Certificates then issued and outstanding and (iii) to which, to the extent provided in the related Supplement, the Enhancement Provider with respect to any Series of Certificates consents, which consent shall not be unreasonably withheld.

     "Eligible Receivable" shall mean each Receivable:
      -------------------

          (a) which has arisen under an Eligible Account (in the case of Accounts conveyed to the Trust on the Initial

     Closing Date) or an Eligible Additional Account (in the case of Additional Accounts or Automatic Additional Accounts);

          (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Seller;

          (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation of such Receivable;

          (d) as to which, at the time of and at all times after the creation of such Receivable, the Seller or the Trust had good and marketable title thereto free and clear of all Liens (other than Liens permitted pursuant to subsection 2.5(b));
     -----------------

          (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (f) which constitutes an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of New York;

          (g) as to which, at the time of its transfer to the Trust, the Seller has satisfied all material obligations on its part with respect to such Receivable required to be satisfied;

          (h) which is not, at the time of its transfer to the Trust, subject to any right of rescission, setoff, counter-claim or defense (including the defense of usury), other than a defense arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general; and

     (i) as to which the Seller has done nothing to impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificateholders therein.

     "Eligible Servicer" shall mean the Trustee or an entity which, at the time
      -----------------
of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified to use the software that People's Bank, in its capacity as Servicer hereunder, is then currently using to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (d) has either a net worth on a consolidated basis of at least $50,000,000 as of the end of its most recent fiscal quarter or is an Affiliate of the Seller which has a net worth of at least $20,000,000.

     "Enhancement" shall mean, with respect to any Series, the cash collateral
      -----------
account, collateral interest, surety bond, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or cap or any other contract or agreement for the benefit of the Certificateholders of such Series, as designated in the related supplement.

     "Enhancement Provider" shall mean, with respect to any Series, the Person,
      --------------------
if any, designated as such in the related Supplement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Euro-Certificate Exchange Date" shall mean, with respect to any Series,
      ------------------------------
the date, if any, specified in the related Supplement.

     "Euro-clear Operator" shall have the meaning, if applicable, specified in
      -------------------
the related Supplement.

     "Excess Funding Account" shall have the meaning specified in subsection
      ----------------------                                      ----------
4.1(b).
------

     "Exchange" shall mean either of the procedures described under Section 6.9.
      --------                                                      -----------

     "Exchangeable Seller Certificate" shall mean the certificate which
      -------------------------------
represents the Seller Interest executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in
                                      ---------
Section 6.9; provided that at any time there shall be only one Exchangeable
-----------
Seller Certificate.

     "Exchange Date" shall have the meaning, with respect to any Series issued
      -------------
pursuant to an Exchange, specified in Section 6.9.
                                      -----------

     "Exchange Notice" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in Section 6.9.
                                      -----------

     "Expired Accounts" shall mean, with respect to any Expired Accounts Removal
      ----------------
Date, the Accounts listed in a computer file, microfiche list or printed copy delivered by the Seller to the Trustee, pursuant to Section 2.8(b), not later
                                                    --------------
than five Business Days after such Expired Accounts Removal Date as Accounts that (i) have zero Receivables balances as of such Expired Accounts Removal Date, (ii) have expired as of such Expired Accounts Removal Date according to the records maintained by the Seller's records processor (which may be the Seller or an Affiliate of the Seller), and (iii) have been deleted from the records maintained by the Seller's records processor and therefore cannot be reactivated.

     "Expired Accounts Removal Date" shall mean each date occurring not less
      -----------------------------
than five Business Days after the date of this Agreement and designated as a date on which the Receivables from Expired Accounts shall be deleted and removed from the Trust and reassigned to the Seller pursuant to Section 2.8.
                                                        -----------

     "Extended Trust Termination Date" shall have the meaning specified in
      -------------------------------
subsection 12.1(a).
------------------

     "FDIC" shall mean the Federal Deposit Insurance Corporation.
      ----

     "Finance Charge Receivables" shall mean Receivables created in respect of
      --------------------------
the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Returned Check Fees, Overlimit Fees, other fees and charges that are treated as Finance Charge Receivables in the most recent monthly Servicer's certificate forwarded to the Trustee pursuant to Section 3.4(b) hereof, investment earnings on the Excess Funding Account and Recoveries and Interchange allocable to the Trust.

     "Foreign Clearing Agency" shall have the meaning specified in the
      -----------------------
applicable Supplement.

     "Fractional Undivided Interest" shall mean the fractional undivided
      -----------------------------
interest in the Certificateholders' Interest evidenced by an Investor
Certificate.

     "Global Certificate" shall have the meaning specified in subsection
      ------------------                                      ----------
6.10(a).

     "Governmental Authority" shall mean the United States of America, any state
      ----------------------
or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Ineligible Receivable" shall have the meaning specified in subsection
      ---------------------                                      ----------
2.4(d).
------

     "Initial Closing Date" shall mean July 9, 1993.
      --------------------

     "Initial Investor Interest" shall mean, with respect to any Series of
      -------------------------
Certificates, the amount stated in the related Supplement.

     "Interchange" shall mean interchange fees or interchange reimbursement
      -----------
fees, paid or payable to the Seller, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated in connection with cardholder purchases for merchandise and services, minus, fees paid by the
                                                        -----
Seller to third parties in respect of interchange fees.

     "Interest Accrual Period" shall mean, unless otherwise specified in any
      -----------------------
Supplement for the related Series, each Monthly Period.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as
      ---------------------
amended from time to time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended from time to time.

     "Investor Certificate" shall mean any one of the certificates (including,
      --------------------
without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) executed by the Seller and authenticated by the Trustee substantially in the form (or forms in the case of Series with multiple Classes) of investor certificate attached to the related Supplement and such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement except as otherwise provided in such Supplement.

     "Investor Certificateholder" shall mean the holder of record of an Investor
      --------------------------
Certificate.

     "Investor Default Amount" shall have, with respect to any Series of
      -----------------------
Certificates, the meaning stated in the related Supplement.

     "Investor Interest" shall have, with respect to any Series of Certificates,
      -----------------
the meaning stated in the related Supplement.

     "Investor Percentage" shall have, with respect to Principal Receivables,
      -------------------
Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

     "Late Fees" shall have the meaning specified in the Credit Card Agreement
      ---------
applicable to an Account.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided,
                                                                     --------
however, that any assignment pursuant to Section 7.2 shall not be deemed to
-------                                  -----------
constitute a Lien.

     "Minimum Aggregate Principal Receivables" shall mean, as of any date of
      ---------------------------------------
determination, the largest "Minimum Aggregate Principal Receivables" specified in the Supplement with respect to any Series of Certificates issued and outstanding at such date of determination.

     "Minimum Seller Interest" shall mean for any 30-day period 7% or such
      -----------------------
higher percentage as may be specified in any Supplement of the average Aggregate Principal Receivables for each day during such 30-day period.

     "Monthly Investor Servicing Fee" shall have the meaning specified in
      ------------------------------
Section 3.2.
-----------

     "Monthly Period" shall mean the period beginning on and including the first
      --------------
day of a calendar month to and including the last day of a calendar month. The first Monthly Period shall begin on and include June 1, 1993, and shall end on and include June 30, 1993.

     "Monthly Seller Servicing Fee" shall have the meaning specified in Section
      ----------------------------                                      -------
3.2.
---

     "Monthly Servicing Fee" shall have the meaning specified in Section 3.2.
      ---------------------                                      -----------

     "Moody's" shall mean Moody's Investors Service, Inc.
      -------

     "Obligor" shall mean, with respect to any Account, the Person or Persons
      -------
obligated to make payments with respect to such Account, including any guarantor thereof.

     "Officer's Certificate" shall mean a certificate signed by any Vice
      ---------------------
President of the Seller or Servicer and delivered to the Trustee.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be
      ------------------
counsel for or an employee of the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

     "Overlimit Fees" shall have the meaning specified in the Credit Card
      --------------
Agreement applicable to an Account.

     "Paying Agent" shall have the meaning specified in Section 6.6 and shall
      ------------                                      -----------
initially be the Trustee.

     "Pay Out Commencement Date" shall mean, with respect to each Series, (a)
      -------------------------
the date on which a Trust Pay Out Event is deemed to occur pursuant to Section
                                                                       -------
9.1 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement
---
for such Series.

     "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out
      -------------
Event or a Series Pay Out Event.

     "People's Bank" shall mean People's Bank, a Connecticut capital stock
      -------------
savings bank.

     "Periodic Finance Charges" shall have the meaning specified in the Credit
      ------------------------
Card Agreement applicable to an Account for finance charges (monthly periodic rate) or any similar term.

     "Permitted Investments" shall mean, unless otherwise provided in the
      ---------------------
Supplement with respect to any Series (a) negotiable instruments or securities represented by instruments in book-entry, bearer or registered form which evidence (i) obligations of or fully guaranteed with respect to timely payment by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities; provided,
                                                                --------
however, that at the time of the Trust's investment or contractual commitment to
-------
invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, in the case of the certificates of deposit or short-term deposits, or a rating from Moody's of at least Aa3, and from Standard & Poor's of AAA, in the case of the long-term unsecured debt obligations, and the amount of such time deposits, demand deposits or certificate of deposit are fully insured within the limits of insurance set by the FDIC; (iii) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; (iv) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; and (v) investments in money market funds and certain open end diversified investment companies rated AAA-m or AAA-mG by Standard & Poor's and Aaa by Moody's, or otherwise approved in writing by the Rating Agency; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; and (c)
                                            --------------
securities not represented by an instrument, which are registered in the name of the Trustee, on behalf of the Trust, upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee and held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, (iv) which is acceptable to the Rating Agency without causing a reduction in its rating of any Series of Certificates then outstanding (as confirmed in writing by such rating agency) and (v) which, to the extent provided in any Supplement, is acceptable to the related Enhancement Provider.

     "Person" shall mean any legal person, including any individual,
      ------
corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pool Amount" shall have, with respect to any Series, the meaning specified
      -----------
in the related Supplement.

     "Pool Factor" shall mean, unless any Series is issued in more than one
      -----------
Class as stated in any related Supplement, with respect to any Series and with respect to any Record Date, a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of the end of the last day of the preceding Monthly Period to the Initial Investor Interest.

     "Portfolio Yield" shall mean, unless otherwise provided with respect to any
      ---------------
Series as specified in the related Supplement, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the Finance Charge Receivables billed during such Monthly Period and allocable to the Aggregate Investor Interest or the Investor Interest with respect to any Series, as the case may be, during such Monthly Period to be calculated on a cash basis after subtracting an amount equal to the sum of the Investor Default Amount with respect to each Series then issued and outstanding or the Investor Default Amount with respect to the applicable Series, as the case may be, for such Monthly Period, and the denominator of which is the Aggregate Investor Interest or the Investor Interest with respect to any Series, as the case may be, as of the last day of the preceding Monthly Period.

     "Principal Receivable" shall mean each Receivable other than (i) Finance
      --------------------
Charge Receivables and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Seller is unable to transfer as provided in subsection
                                                                  ----------
2.5(e) shall not be included in calculating the aggregate amount of Principal
------
Receivables.

     "Principal Shortfalls" shall mean, with respect to a Distribution Date, the
      --------------------
aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date.

     "Principal Terms" shall have the meaning, with respect to any Series issued
      ---------------
pursuant to an Exchange, specified in Section 6.9.
                                      -----------

     "Qualified Institution" shall have the meaning specified in subsection
      ---------------------                                      ----------
4.1(a).
------

     "Qualified Trust Institution" shall mean a depository institution having
      ---------------------------
corporate trust powers under applicable federal and state laws organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least Baa3 and BBB-, respectively, and the deposits in whose accounts are insured to the limits provided by law and as required by the FDIC.

     "Rating Agency" shall mean, with respect to each Series, the rating agency
      -------------
or agencies, if any, specified in the related Supplement.

     "Reassignment" shall have the meaning set forth in subsection 2.7(b).
      ------------                                      -----------------

     "Receivable" shall mean any amount owing in respect of the Accounts
      ----------
including both Principal Receivables and Finance Charge Receivables.

     "Record Date" shall mean, with respect to any Distribution Date, (i) so
      -----------
long as the Trust has not issued Definitive Certificates, the last Business Day preceding such Distribution Date and (ii) after the issuance of Definitive Certificates, the last day of the calendar month preceding such Distribution Date.

     "Recoveries" shall mean all net amounts received by the Servicer with
      ----------
respect to charged-off credit card receivables in the Seller's portfolio of VISA and MasterCard accounts.

     "Registered Certificates" shall have the meaning specified in Section 6.1.
      -----------------------                                      -----------

     "Removal Date" shall have the meaning specified in subsection 2.7(a).
      ------------                                      -----------------

     "Removal Notice Date" shall have the meaning specified in subsection
      -------------------                                      ----------
2.7(a).

     "Removed Accounts" shall have the meaning specified in subsection 2.7(a).
      ----------------                                      -----------------

     "Repurchase Terms" shall mean, with respect to any Series, the terms and
      ----------------
conditions under which the Seller may repurchase such Series of Certificates pursuant to Section 12.2(a) as provided in the related Supplement.
            ---------------

     "Requirements of Law" for any Person shall mean the certificate of
      -------------------
incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and

Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Responsible Officer" shall mean any officer within the Corporate Trust
      -------------------
Office (or any successor group of the Trustee), including any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Returned Check Fees" shall have the meaning specified in the Credit Card
      -------------------
Agreement applicable to an Account.

     "Revolving Period" shall have, with respect to each Series, the meaning
      ----------------
specified in the related Supplement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934,
      -----------------------
as amended.

     "Seller" shall mean People's Bank, and any entity which purchases or
      ------
otherwise acquires the Accounts or any of them in accordance with the provisions of Sections 7.2 and 13.1(a)(ii).
   ------------     -----------

     "Seller Exchange" shall have the meaning specified in Section 6.9.
      ---------------                                      -----------

     "Seller Interest" shall mean, on any date of determination, the Aggregate
      ---------------
Principal Receivables at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day.
               -----

     "Seller Percentage" shall mean, on any date of determination, when used
      -----------------
with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the
                                                              -----
Aggregate Investor Percentage with respect to such categories of Receivables.

     "Series" shall mean any series of Investor Certificates.
      ------

     "Series Account" shall mean any account established pursuant to a
      --------------
Supplement for the benefit of such Series.

     "Series Pay Out Event" shall have, with respect to any Series, the meaning
      --------------------
specified pursuant to the Supplement for the related Series.

     "Series Servicing Fee Percentage" shall mean, with respect to any Series,
      -------------------------------
the amount specified in the related Supplement.

     "Series Termination Date" shall mean, with respect to any Series of
      -----------------------
Certificates, the date stated in the related Supplement.

     "Servicer" shall mean initially People's Bank, and its permitted successors
      --------
and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.1.
      ----------------                                      ------------

     "Servicing Officer" shall mean any officer of the Servicer involved in, or
      -----------------
responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Shared Finance Charge Collections" shall mean, with respect to any
      ---------------------------------
Business Day, the aggregate amount of Finance Charge Collections allocable to each Series in excess of the amounts necessary to make required payments specified in the applicable Supplement with respect to each such Series, if any, and available to cover shortfalls with respect to other Series.

     "Shared Principal Collections" shall mean, with respect to a Distribution
      ----------------------------
Date, the aggregate amount of Collections of Principal Receivables for all outstanding Series which the related Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a
      -----------------
division of The McGraw Hill Companies, Inc.

     "Subject Certificate" shall have the meaning specified in subsection
      -------------------                                      ----------
6.3(e).

     "Successor Servicer" shall have the meaning specified in Section 10.2.
      ------------------                                      ------------

     "Supplement" shall mean, with respect to any Series, a supplement to this
      ----------
Agreement complying with the terms of Section 6.9 of this Agreement, executed in
                                      -----------
conjunction with any issuance of such Series of Certificates.

     "Termination Notice" shall have the meaning specified in Section 10.1.
      ------------------                                      ------------

     "Transfer Agent and Registrar" shall have the meaning specified in Section
      ----------------------------                                      -------
6.3 and shall initially be the Trustee.
---

     "Transfer Date" shall mean, with respect to any Series, the Business Day
      -------------
immediately prior to each Distribution Date.

     "Transferred Account" shall have the meaning specified in the definition of
      -------------------
"Account".

     "Trust" shall mean the People's Bank Credit Card Master Trust created by
      -----
this Agreement.

     "Trust Assets" shall have the meaning specified in Section 2.1.
      ------------                                      -----------

     "Trust Extension" shall have the meaning specified in subsection 12.1(a).
      ---------------                                      ------------------

     "Trust Pay Out Event" shall have, with respect to each Series, the meaning
      -------------------
specified in Section 9.1.
             -----------

     "Trust Termination Date" shall mean the earlier to occur of (i) unless a
      ----------------------
Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Collection Account or the applicable Series Account for the payment of (a) Investor Certificateholders of each Series then issued and outstanding in an amount sufficient to pay the Aggregate Investor Interest plus interest accrued at the applicable Certificate Rate through the end of the related Interest Accrual Period prior to the Distribution Date with respect to each such Series in full and (b) each Enhancement Provider with respect to all amounts owed to such Enhancement Provider as provided herein or in any Supplement, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of this Agreement.

     "Trustee" shall mean the institution executing this Agreement as Trustee,
      -------
or its successor in interest, or any successor trustee appointed as herein provided.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time,
      ---
as in effect in any specified jurisdiction.

     "Undivided Interest" shall mean the undivided interest in the Trust of any
      ------------------
Certificateholder.

     SECTION 1.2  Other Definitional Provisions.
                  -----------------------------

     (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
                                                                      -------
1.1, and accounting terms partially defined in Section 1.1 to the extent not
---                                            -----------
defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting practices, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting practices, the definitions contained herein shall control.

     (c) The agreements, representations and warranties of People's Bank in this Agreement and in any Supplement in each of its capacities as Seller and Servicer shall be deemed to be the agreements, representations and warranties of People's Bank solely in each such capacity for so long as People's Bank acts in each such capacity under this Agreement.

     (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. The monthly Servicer certificate shall be in substantially the form of Exhibit C hereto, with such changes as the Servicer
                          ---------
may determine to be necessary or desirable; provided, however, that no such
                                            --------  -------
change shall serve to exclude information required by the Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee and the Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate as to such changes conforming to the requirements of this Agreement.


                               [End of Article I]

                                    ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

     SECTION 2.1  Conveyance of Receivables.  By execution of this Agreement,
                  -------------------------
the Seller does hereby transfer, assign, set-over, and otherwise convey (collectively the "Conveyance") to the Trust for the benefit of the
                   ----------
Certificateholders as of the close of business on the Cut-Off Date, without recourse, all of its right, title and interest in and to (i) the Receivables now existing and hereafter created and arising in connection with the Accounts and in connection with any accounts that meet the definition of Automatic Additional Accounts (other than Receivables in Additional Accounts), (ii) all monies and investments due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Recoveries allocated to the Trust pursuant to subsection 2.5(l), (v) all funds deposited
                                   -----------------
from time to time in any Series Account now existing and hereafter established, including any reserve account, principal funding account, cash collateral account or spread account, and (vi) Interchange allocable to the Trust pursuant to subsection 2.5(k) and all proceeds thereof, which shall initially constitute
   -----------------
the assets of the Trust. Such property, together with all monies and investments on deposit, from time to time, in the Collection Account, the Excess Funding Account, the Series Accounts maintained for the benefit of the Certificateholders of any Series of Certificates, any Enhancement and all monies available under any Enhancement, to be provided for any Series for payment to the Certificateholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Assets").
                    ------------

    In connection with such transfer, assignment, set-over and conveyance, the Seller agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of New York or Connecticut, whichever is applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing with the
        -----------
file-stamped copy to be provided to the Trustee as soon as practicable after receipt thereof by the Seller) to the Trustee on or prior to the date of issuance of the Certificates and in the case of any continuation statements filed pursuant to this Section 2.1, as
                       -----------
soon as practicable after receipt thereof by the Seller. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly. The Trustee, except when acting as Servicer, shall be under no obligation whatsoever to file the financing statements or continuation statements referred to herein, or to make any other filing under the UCC in connection with the foregoing transfer, assignment, set-over and conveyance.

  In connection with such transfer, the Seller agrees, at its own expense, on or prior to the Initial Closing Date (i) to clearly mark its computer files to indicate that Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Principal Receivable and Receivable balance as of the related Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Seller further agrees not to alter the code referenced in clause (i) of this paragraph with respect to any Account during
              ----------
the term of this Agreement unless and until such Account becomes a Removed Account.

   The Seller intends that the transfer and assignment of Receivables hereunder constitutes either a sale of such Receivables from the Seller to the Trust or the grant of a security interest in the Trust Assets to the Trust. The Seller, therefore, transfers and grants to the Trustee, on behalf of the Trust, a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Assets for the purpose of securing a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder and pursuant to a Supplement and the interest accrued at the related certificate rate and to secure all of the Seller's and the Servicer's obligations hereunder, including without limitation, the Seller's obligation to sell or transfer Receivables hereafter created to the Trust. This Agreement shall constitute a security agreement (as defined in the UCC as in effect in the State of New York).

  Pursuant to the request of the Seller, the Trustee has caused Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Seller pursuant to
Section 6.2.
-----------

     SECTION 2.2  Acceptance by Trustee.
                  ---------------------

     (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller in and to
(i) the Receivables now existing and hereafter created and arising in connection with the Accounts and in connection with any accounts that meet the definition of Automatic Additional Accounts (other than Receivables in Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Recoveries allocable to the Trust pursuant to subsection 2.5(l) and (v)
                                              -----------------
Interchange allocable to the Trust pursuant to subsection 2.5(k) and the
                                               -----------------
proceeds thereof, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.1.
                   -----------

     (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files, microfiche lists or notices delivered to the Trustee by the Seller pursuant to Sections
                                                                    --------
2.1, 2.6, 2.7 and 3.4(c) (the "Account Information") except as is required in
     ---  ---     ------       -------------------
connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2 and except as otherwise provided in this subsection 2.2(b). The
   ------------                                          -----------------
Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Seller with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Seller may request a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained the Trustee may disclose such information and will exercise its reasonable best efforts to obtain assurance that confidential treatment will be afforded such information. The Trustee shall use its reasonable best efforts to provide the Seller with written notice five days prior to any disclosure permitted by this subsection 2.2(b).
                                          -----------------

     (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

     SECTION 2.3  Representations and Warranties of the Seller.  The Seller
                  --------------------------------------------
hereby represents and warrants to the Trust and the Trustee as of the Initial Closing Date:

          (a)  Organization and Good Standing.  The Seller is a Connecticut
               ------------------------------
     capital stock savings bank duly organized and validly existing in good standing under the laws of the State of Connecticut and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

          (b)  Due Qualification.  The Seller is duly qualified to do business
               -----------------
     and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Seller required under federal and state law; provided, however, that no representation or warranty is
                    --------  -------
     made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

          (c)  Due Authorization.  The execution and delivery of this Agreement
               -----------------
     and the execution and delivery to the Trustee of the Certificates by the Seller and the consummation of the transactions provided for in this Agreement have been duly authorized by the Seller by all necessary corporate action on its part, including due authorization and approval thereof by the board of directors of the Seller, and this Agreement will remain, from the time of its execution, an official record of the Seller.

          (d)  No Conflict.  The execution and delivery of this Agreement and
               -----------
     the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

          (e)  No Violation.  The execution and delivery of this Agreement and
               ------------
     the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Seller.

     (f)  No Proceedings.  There are no proceedings or investigations pending
          --------------
     or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

          (g)  Eligibility of Accounts.  As of the Cut-Off  Date, each Account
               -----------------------
     was an Eligible Account.

          (h)  Seller's Deposit Accounts.  As of the Initial Closing Date,
               -------------------------
     deposits in the Seller's deposit accounts were insured to the limits provided by law and as required by the FDIC.

          (i)  All Consents Required.  All appraisals, authorizations, consents,
               ---------------------
     orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

          (j)  Account Selection.  As of the Cut-Off Date, the Accounts
               -----------------
     represented Eligible Accounts owned by the Seller that are VISA Classic or standard MasterCard Accounts. No such selection that will have an adverse effect on the Certificateholders was used.

          (k)  Solvency.  The Seller is not insolvent as of the Initial Closing
               --------
     Date and will not be insolvent following the consummation on the Closing Date of the transactions contemplated by this Agreement, including the transfer by the Seller to the Trust of the property specified in Section
                                                                      -------
     2.1.
     ---

     For the purposes of the representations and warranties contained in this

Section 2.3 and made by the Seller on the Initial Closing Date, "Certificates"
-----------
shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the
                                                 -----------
transfer and assignment of the Trust Assets to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. The Seller
                                                   ------------
hereby represents and warrants to the Trust and the Trustee, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Seller set forth in

Section 2.3 other than as set forth in subsections 2.3(g), 2.3(h) and 2.3(j) are
-----------                            ------------------  ------     ------
true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others, including the related Enhancement Provider. The Trustee's obligations with respect to such breach are limited as provided in subsection 11.2(g).
                                                  ------------------

     SECTION 2.4  Representations and Warranties of the Seller Relating to the
                  ------------------------------------------------------------
Agreement and the Receivables.
-----------------------------

     (a)  Binding Obligation; Valid Transfer and Assignment.  The Seller hereby
          -------------------------------------------------
represents and warrants to the Trust and the Trustee that, as of the Initial Closing Date:

          (i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of Connecticut capital stock savings banks, (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (C) subject to the unenforceability of provisions indemnifying a party against liability where such indemnification is contrary to public policy, (D) the effect of judicial decisions which have held that, subject to certain covenants and provisions of agreements, such agreements are unenforceable where (y) the breach of such covenants or provisions imposes restrictions or burdens where it cannot be demonstrated that such breach is a material breach of a material covenant or provisions, or (z) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing, and (E) subject to the unenforceability of provisions herein to the effect that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement modifying such provisions has been entered into.

          (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Seller in and to (i) the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Recoveries allocable to the Trust pursuant to subsection 2.5(l), (v) all funds deposited from time to time in
                 -----------------
     any Series Account, including any reserve account, cash collateral account or spread account, and (vi) Interchange allocable to the Trust pursuant to subsection 2.5(k) and all proceeds thereof, which will be held by the Trust
     -----------------
     free and clear of any Lien of any Person except for (w) the interests of the Trustee and the Certificateholders, (x) Liens permitted under subsection 2.5(b) and subject to Section 9-306 of the UCC as in effect in
     -----------------
     the State of Connecticut or New York, whichever is applicable, (y) the interest of the Seller as Holder of the Exchangeable Seller Certificate and
     (z) the Seller's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Collection Account, or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC as in effect in the State of New York) in such property to the Trust, which is enforceable with respect to the (i) Receivables now existing and hereafter created and arising in connection with the Accounts and in connection with any accounts that meet the definition of Automatic Additional Accounts (other than Receivables in Additional Accounts), (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Recoveries allocable to the Trust pursuant to subsection 2.5(l), (v) all funds deposited from time to time in
                 -----------------
     any Series Account, including any reserve account, cash collateral account or spread account and (vi) Interchange allocable to the Trust pursuant to subsection 2.5(k) and the proceeds thereof upon execution and delivery of
     -----------------
     this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof, Recoveries, funds deposited in a Series Account and Interchange allocable to the Trust pursuant to subsections 2.5(k) and (l), upon such creation. If this
                 ------------------     ---
     Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section
                                                                       -------
     2.1 and in the case of the Receivables
     ---
     hereafter created and proceeds thereof, Recoveries and Interchange allocable to the Trust pursuant to subsections 2.5(k) and (l), upon such
                                        ------------------     ---
     creation, the Trustee, on behalf of the Trust, shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) and subject to Section 9-306 of the UCC as in
           -----------------
     effect in the State of Connecticut or New York, whichever is applicable. Neither the Seller nor any Person (other than the Trustee and the Certificateholders) claiming through or under the Seller shall have any claim to or interest in the Collection Account, the Excess Funding Account or any Series Account, and, if this Agreement constitutes the grant of a security interest in such property, the Seller will have an interest in such property as a debtor for purposes of the UCC as in effect in State of New York.

     (b)  Eligibility of Receivables.  The Seller hereby represents and warrants
          --------------------------
to the Trust and the Trustee as of the Initial Closing Date and as of each Addition Date and Automatic Addition Date that:

          (i) Each Receivable is an Eligible Receivable as of the Cut-Off Date, the Automatic Addition Date or the end of the related Monthly Period immediately preceding the Addition Date, as applicable.

          (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person other than the Trustee and the Certificateholders (other than Liens permitted under subsection 2.5(b)) and
                                                          -----------------
     in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

          (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

          (iv) On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Trust and the Trustee that
     (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Seller, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each
              -----------------
     Receivable created on such day as if made on such day.

          (v)  As of the Initial Closing Date, Schedule 1 to this Agreement and,
                                               ----------
     as of the last day of each Monthly Period during which Automatic Additional Accounts were added to the Trust or as of the applicable Addition Date with respect to Additional Accounts, as the case may be, added pursuant to

     Section 2.6, the related computer file or microfiche list referred to in
     -----------
     Section 2.6, is an accurate and complete listing in all material respects
     -----------
     of all the Accounts as of the Cut-Off Date, the end of the applicable Monthly Period or the end of the Monthly Period immediately preceding the applicable Addition Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, the end of the applicable Monthly Period or such applicable Addition Date; as of the Cut-Off Date, the aggregate amount of Receivables in all the Accounts was $604,049,628.21.

     (c)  Notice of Breach.  The representations and warranties set forth in
          ----------------
this Section 2.4 shall survive the transfer and assignment of the respective
     -----------
Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written
     -----------
notice to the others. The Seller agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. The Seller hereby acknowledges that the Trustee intends to rely on the representations hereunder in connection with representations made by the Trustee to secured parties, assignees or subsequent transferees. The Trustee's obligations with respect to the breach of any of the representations and warranties contained in this Section 2.4 are
                                                            -----------
limited as provided in subsection 11.2(g).
                       ------------------

     (d)  Transfer of Ineligible Receivables.
          ----------------------------------

          (i)  Automatic Removal.  In the event of a breach with respect to a
               -----------------
     Receivable of any representations and warranties set forth in subsection
                                                                   ----------
     2.4(b)(ii), or in the event that a Receivable is not an Eligible Receivable
     ----------
     as a result of the failure to satisfy the conditions set forth in clause
                                                                       ------
     (b) or (d) of the definition of Eligible Receivable; then, upon the earlier
     ---    ---
     to occur of the discovery of such
     breach or event by the Seller or the Servicer or receipt by the Seller of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).
                             ----------------------

          (ii)  Removal After Cure Period.  In the event of a breach of any of
                -------------------------
     the representations and warranties set forth in subsection 2.4(b) other
                                                     -----------------
     than a breach or event as set forth in clause (d)(i) above, and as a result
                                            -------------
     of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the ability of the Servicer to collect such Ineligible Receivable is impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee but in no event longer than 120 days), from the earlier to occur of the discovery of any such event by either of the Seller or the Servicer, or receipt by the Seller of written notice of any such event given by the Trustee or the related Enhancement Provider, or, with respect to breaches relating to prior Liens, immediately upon the earlier to occur of such discovery or notice, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); provided, however, that
                                 ----------------------  --------  -------
     no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day and provided, further, that if
                                                      --------  -------
     a defect in any list of Accounts referred to subsection 2.4(b)(v) results
                                                  --------------------
     in the balance of Receivables in the Accounts being less than the amount specified in such subsection, the deficiency shall be deemed to be an Ineligible Receivable for purposes of this subsection 2.4(d).
                                                -----------------

          (iii)  Procedures for Removal.  When the provisions of subsection
                 ----------------------                          ----------
     2.4(d)(i) or subsection 2.4(d)(ii) above require removal of a Receivable,
     ---------    ---------------------
     the Seller shall accept reassignment of the portion of such Receivable that is a Principal Receivable (an "Ineligible Receivable") by (i) directing the
                                    ---------------------
     Servicer to deduct the portion of such Receivable that is a Principal Receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Seller Interest by such amount and (ii) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected in respect of such Receivable through the date of such removal;

     provided, however, that if the exclusion of an Ineligible Receivable from
     --------  -------
     the calculation
     of the Seller Interest would cause the Seller Interest to be less than the Minimum Seller Interest or would otherwise not be permitted by law, such Ineligible Receivable shall not be automatically removed from the Trust, but shall be removed from the Trust only upon the making of the deposit to the Excess Funding Account referred to in the second following sentence.
     On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Seller Percentage or the Seller Interest; provided, however, that for the purposes of subsection 2.6(a) and
               --------  -------                           -----------------
     the calculation of the Seller Interest, each Ineligible Receivable shall, notwithstanding the proviso to the immediately preceding sentence, be deemed to have been automatically removed from the Trust. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be reduced below the Minimum Seller Interest, or would otherwise not be permitted by law, the Seller shall immediately, but in no event later than 10 days after such event, make a deposit in the Excess Funding Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds
                                      ----------
     in an amount equal to the amount by which the Seller Interest (as determined above) would be reduced below the Minimum Seller Interest. The portion of such deposit allocated to Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each such Series in the manner specified in Article IV, if applicable, on the related
                                ----------
     Distribution Date in the Monthly Period following the Monthly Period in which such deposit is made. Upon the reassignment to the Seller of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsections 2.5(k) and (l). The Trustee shall execute such documents
        ------------------     ---
     and instruments of transfer or assignment, on behalf of the Trust, and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection
                                                                   ----------
     2.4(d)(iii).  In the event that on any day within 60 days of the date on
     -----------
     which the removal of an Ineligible Receivable from the Trust pursuant to this Section 2.4 is effected, the applicable representations and warranties
          -----------
     shall be true and correct in all material respects on such date, the Seller may, but shall not be required to, direct the Servicer to include such Receivable in the Trust by adding the portion of such Receivable which is a Principal Receivable to the Principal Receivables in the Trust. Upon the addition of a Receivable to the Trust pursuant to this subsection 2.4(d)(iii), the
                                                ----------------------
     Seller shall be deemed to have made the applicable representations and warranties in subsection 2.4(b) as of the date of such addition, as if the
                   -----------------
     Receivable had been created on such date, and shall execute all such necessary documents and instruments of transfer or assignment and take such other actions as shall be necessary to effect and perfect the reconveyance of such Receivable to the Trust. The obligation of the Seller set forth in this subsection 2.4(d)(iii), or the automatic removal of such Receivable
          ----------------------
     from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

          (iv)  For the purposes of subsections 2.4(d)(i) and 2.4(d)(ii) above,
                                    ---------------------     ----------
     proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Seller) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Connecticut or New York, whichever is applicable.

     (e)  Reassignment of Trust Portfolio.  In the event of a breach of any of
          -------------------------------
the representations and warranties set forth in subsection 2.4(a), either the
                                                -----------------
Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Seller (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Seller to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days), and the Seller shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Seller (such Distribution Date, the "Reassignment Date") occurring within
                                         -----------------
such applicable period on the terms and conditions set forth below; provided,
                                                                    --------
however, that no such reassignment shall be required to be made if, at any time
-------
during such applicable period, the representations and warranties contained in subsection 2.4(a) shall then be true and correct in all material respects.  The
-----------------
Seller shall deposit on the Transfer Date (in New York Clearing House, next day funds) for the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Collection Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII.  The reassignment
                                               -----------
deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated (and on deposit in the applicable Series Account) for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the date of reassignment occurs, plus (ii) an amount equal to all interest accrued but
                     ----
unpaid on the Investor Certificates of such Series at the applicable Certificate Rate for the related Interest Accrual Period through the last day of such Interest Accrual Period, less the amount, if any previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the date of reassignment occurs plus (iii) an amount sufficient to pay all unreimbursed amounts owing to each
----
Enhancement Provider (to the extent set forth in the applicable Supplement).
The reassignment deposit amount with respect to each Series shall be deposited in the Collection Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of such Series pursuant to Section 12.3. Payment of the reassignment deposit amount with
            ------------
respect to each Series, and all other amounts in the Collection Account or the applicable Series Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Collection Account or the applicable Series Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables, Recoveries and Interchange allocated to the Trust pursuant to subsections 2.5(k) and (l) shall
                                               ------------------     ---
be released to the Seller, or its designee or assignee, and the Trustee shall execute and deliver such instruments of transfer or assignment, on behalf of the Trust, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto and all proceeds of the Receivables, Recoveries and Interchange allocated to the Trust pursuant to subsections 2.5(k) and (l).  If the Trustee or the Investor Certificateholders
------------------     ---
give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute
                                             -----------------
the sole remedy respecting a breach of the representations and warranties contained in subsection 2.4(a) available to the Investor
             -----------------

Certificateholders or the Trustee on behalf of the Investor Certificateholders.

     (f)  Reassignment of Receivables in Additional Accounts.  In the event of a
          --------------------------------------------------
breach of any of the representations and warranties set forth in subsection 6(a) or 6(e) of any Assignment of Receivables in Additional Accounts, in the form attached hereto as Exhibit B, either the Trustee or the Holders of Investor
                   ---------
Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Seller (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Seller to remove from the Trust each Receivable then existing in an Account, the Receivables of which were conveyed to the Trust pursuant to such Assignment of Additional Receivables, on the terms and conditions set forth herein, on or prior to the first Distribution Date next succeeding 60 days after such notice, and the Seller shall be obligated to remove such Receivables on a Distribution Date occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall
                            --------  -------
be required to be made if, at any time during such applicable period the representations and warranties contained in subsection 6(a) or 6(e), as the case may be, of such Assignment of Additional Receivables shall then be true and correct in all material respects. When the provisions of the preceding sentence require removal of a Receivable, the Seller shall accept reassignment of the portion of such Receivable that is a Principal Receivable by (i) directing the Servicer to deduct the portion of such Receivable that is a Principal Receivable of each such Ineligible Receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Seller Interest by such amount and
(ii) depositing into the Collection Account an amount equal to the Finance Charge Receivables collected through the date of such removal; provided,
                                                               --------
however, that if the exclusion of any Receivable from the calculation of the
-------
Seller Interest would cause the Seller Interest to be less than the Minimum Seller Interest or would otherwise not be permitted by law, such Receivable shall not be automatically removed from the Trust, but shall be removed from the Trust only upon the making of the deposit to the Excess Funding Account referred to in the second following sentence. On and after the date of such removal, each such Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Seller percentage or the Seller Interest; provided, however, that for the purposes of
                                   --------  -------
subsection 2.6(a) and the calculation of the Seller Interest, each Ineligible
-----------------
Receivable shall, notwithstanding the proviso to the immediately preceding sentence, be deemed to have been automatically removed from the Trust. In the event that the exclusion of such Receivable from the calculation of the Seller Interest would cause the Seller Interest to be reduced below the Minimum Seller Interest, or would otherwise not be permitted by law, the Seller shall immediately, but in no event later than 10 days after such event, make a deposit in the Excess Funding Account (for allocation as a Principal Receivable pursuant to Article IV) in
                                                              ----------
immediately available funds in an amount equal to the amount by which the Seller Interest (as determined above) would be reduced below the Minimum Seller Interest. The portion of such deposit allocated to Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each such Series in the manner specified in Article IV, if applicable, on the related
                                  ----------
Distribution Date in the Monthly Period following the Monthly Period in which such deposit is made. Upon the reassignment to the Seller of any such Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsections 2.5(k) and (l). The
                                          ------------------     ---
Trustee shall execute such documents and instruments of transfer or assignment, on behalf of the Trust, and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.4(f).
        -----------------

     If the Trustee or the Investor Certificateholders give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(f) shall constitute the sole remedy respecting a
                 -----------------
breach of the representations and warranties contained in subsection 6(a) or 6(e) of any Assignment of Receivables in Additional Accounts available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

     SECTION 2.5  Covenants of the Seller.  The Seller hereby covenants that:
                  -----------------------

          (a)  Receivables to be Accounts.  The Seller will take no action to
               --------------------------
     cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the States of Connecticut and New York) except in connection with the enforcement or collection of an Account in which event such Receivable shall be an Ineligible Receivable subject to repurchase in accordance with Section 2.4(d)(ii). Each Receivable shall be payable
                     ------------------
     pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Seller will take no action to cause any Receivable to be anything other than an "account" or a "general intangible" (as defined in the UCC as in effect in the States of Connecticut and New York).

          (b)  Security Interests.  Except for the conveyances hereunder, the
               ------------------
     Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties (other than the Trustee and the Certificateholders); provided, however, that nothing in
                                          --------  -------
     this subsection 2.5(b) shall prevent or be deemed to prohibit the Seller
          -----------------
     from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c)  Periodic Finance Charges and Other Fees.  The Seller hereby
               ---------------------------------------
     agrees that, except as otherwise required by any Requirement of Law, or as is deemed by the Seller to be necessary in order for the Seller to maintain its credit card business, based upon a good faith assessment by the Seller, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the Seller's reasonable expectation of the Portfolio Yield as of such date would be less than the weighted average of the Base Rates for all Series; provided, however, that the Seller shall not, unless
                     --------  -------
     required by any Requirement of Law, reduce such Periodic Finance Charge if its reasonable expectation is that the Portfolio Yield would be less than the highest Certificate Rate with respect to any Series then issued and outstanding.

          (d)  Credit Card Agreements and Account Guidelines.  The Seller shall
               ---------------------------------------------
     comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Account Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trustee, on behalf of the Trust, or the Certificateholders hereunder or under the Certificates. The

     Seller may change the terms and provisions of the Credit Card Agreements or the Account Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) with respect to the Accounts only (i) if the Seller has a comparable segment of consumer revolving credit card accounts (or consumer revolving accounts), if such change is made applicable to the comparable segment of the consumer revolving credit card accounts (or consumer revolving accounts) owned and serviced by the Seller which have characteristics the same as, or substantially similar to, the Accounts which are the subject of such change or (ii) if the Seller does not own such a comparable segment of consumer revolving credit card accounts (or consumer revolving accounts), if the Seller shall not make such change with the intent to materially benefit the Seller over the Certificateholders; provided, however, that the Seller will not increase
                         --------  -------
     the timing of charge offs beyond the time which the Seller deems to be necessary to maintain its credit card business, based upon a good faith assessment of the Seller, in its sole discretion, of the nature of the competition of the credit card business (provided, further, that accounts
                                              --------  -------
     purchased by the Seller from other credit card issuers, or other consumer revolving credit accounts, shall not be considered to be a comparable segment of revolving credit card accounts for the purposes of this subsection 2.5(d) until such time as any of the accounts purchased by the
     -----------------
     Seller from such issuer or consumer revolving credit accounts, as the case may be, become Accounts pursuant to the provisions of Section 2.6), except
                                                        --------------
     as otherwise restricted by the terms of the Credit Card Agreements.

          (e)  Account Allocations.
               -------------------

               (i) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any
                                           -----------
          federal or state governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Seller agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Seller's inability to transfer such Receivables (up to an amount equal to the Aggregate Principal Receivables in the Trust on such date); (B) the Seller agrees to have such amounts applied as Collections in accordance with Article IV; and
                                                                 ----------
          (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts
               -----------     ---
          which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust) which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all
                                                      ----------
          amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Seller is unable pursuant to any Requirement of Law to allocate Collections as described above, the Seller agrees that, solely for purposes of payments under this Agreement, it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account (it being understood that the foregoing allocation does not affect, with respect to any Obligor, the priority of application of cardholder payments provided for in the related Credit Card Agreement(s)) and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree
                                         ----------
          that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.
               ----------

               (ii)  In the event that, pursuant to subsection 2.4(d), the
                                                    -----------------
          Seller accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b)
                                                            -----------------
          relating to such Receivable, then, in any such event, the Seller agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Seller or to the Receivables of such Obligor retained in the Trust, then the Seller agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Seller, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.
                                                         ----------

          (f)  Delivery of Collections or Recoveries.  The Seller agrees to pay
               -------------------------------------
     to the Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller, but in no event later than the second Business Day after the Date of Processing of such payment.

          (g)  Conveyance of Accounts.  The Seller covenants and agrees that it
               ----------------------
     will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII;
                                                                   -----------
     provided, however, that the Seller shall not be prohibited hereby from
     --------  -------
     conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.2.
                                                                    -----------

          (h)  Notice of Liens.  The Seller shall notify the Trustee promptly
               ---------------
     after becoming aware of any Lien on any Receivable other than the conveyances hereunder and Liens permitted under subsection 2.5(b) hereof.
                                                     -----------------

          (i)  Status of Accounts and Receivables.  The Seller agrees to comply
               ----------------------------------
     in all respects with all Requirements of Law applicable to the Seller, the failure to comply with which would have a material adverse effect on the Investor Certificateholders.

          (j)  VISA USA and MasterCard International.  The Seller shall use its
               -------------------------------------
     best efforts to remain, either directly or indirectly, a member in good standing of both the VISA USA, Inc. and the MasterCard International Incorporated systems.

          (k)  Interchange. On each Business Day, the Seller shall pay to the
               -----------
     Servicer and the Servicer shall deposit into the Collection Account, for allocation as collections of Finance Charge Receivables in the manner provided in Article IV (in immediately available funds) the amount of
                 ----------

     Interchange received with respect to the Accounts to be so included as Collections of Finance Charge Receivables.

          (l)  Recoveries.  On or prior to each Determination Date, the Seller
               ----------
     shall notify the Servicer of the amount of Recoveries to be included as collections of Finance Charge Receivables with respect to the preceding Monthly Period, which shall be equal to the product of (y) the total amount of Recoveries received by the Seller in the preceding Monthly Period, and
     (z) a fraction, the numerator of which is the Aggregate Principal Receivables and the denominator of which is the aggregate principal amount of the credit card receivables owned by the Seller with respect to such Monthly Period. On each Transfer Date, the Seller shall pay to the Servicer and the Servicer shall deposit into the Collection Account, for allocation as collections of Finance Charge Receivables in the manner provided in Article IV (in immediately available funds) the amount of
                 ----------
     Recoveries to be so included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

     SECTION 2.6  Addition of Accounts.
                  --------------------

     (a) All Accounts which meet the definition of Automatic Additional Accounts which are Eligible Accounts shall be included as Accounts from and after the date upon which such eligible Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon origination by the Seller. The Seller, at its option, may, by providing written notice to the Trustee and the Servicer, terminate or suspend the inclusion of Automatic Additional Accounts at any time. For all purposes of this Agreement, all receivables of such Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account."

     (b) On any day Receivables in Automatic Additional Accounts are created, the Seller will be deemed to have made the representations in Section 2.4.
                                                              -----------

     (c) Receivables in Automatic Additional Accounts shall be transferred to the Trust, as Accounts if, in addition to satisfying the requirements of clauses
                                                                         -------
(a) through (g) of the definition of Eligible Accounts, the following conditions
---         ---
are met: the number of Accounts the Receivables of which are designated to be added to the Trust pursuant to subsection 2.6(a) since (i) the opening of
                               -----------------
business on the first day of the eleventh preceding Monthly Period (or, in the case of any date on which eligible Automatic Additional Accounts are to be added to the Trust which occurs on or before May 31, 1994, the Cut-Off Date) minus the
                                                                    -----
number of Accounts of the type described in clauses (b) and (c) of the
                                            -----------     ---
definition of "Automatic Additional Accounts" which have been added on the initial day of the addition of such type of Account pursuant to such clauses (b)
                                                                     -----------
and (c) since the opening of business on the first day of such eleventh
    ---
preceding Monthly Period (or the Cut-Off Date, as the case may be) plus the
                                                                   ----
number of Accounts, if any, the Receivables of which have been designated to be added to the Trust since the opening of business on the first day of such eleventh preceding Monthly Period (or the Cut-Off Date, as the case may be) pursuant to subsection 2.6(e) minus any Removed Accounts removed since the
            ----------------- -----
opening of business on the first day of such eleventh preceding Monthly Period (or the Cut-Off Date, as the case may be) shall not exceed 15% of the number of Accounts at the opening of business on the first day of such eleventh preceding Monthly Period (or the Cut-Off Date, as the case may be), and (ii) the opening of business on the first day of the second preceding Monthly Period (or, in the case of any date on which eligible Automatic Additional Accounts are to be added to the Trust which occurs on or before August 31, 1993, the Cut-Off Date) minus
                                                                          -----
the number of Accounts of the type described in clauses (b) and (c) of the
                                                -----------     ---
definition of "Automatic Additional Accounts" have been added on the initial day of the addition of such type of Account pursuant to such clauses (b) and (c)
                                                         -----------     ---
since the opening of business on the first day of such second preceding Monthly Period (or the Cut-Off Date, as the case may be) plus the number of Accounts, if
                                                 ----
any, the Receivables of which have been designated to be added to the Trust since the opening of business on the first day of such second preceding Monthly Period (or the Cut-Off Date, as the case may be) pursuant to subsection 2.6(e)
                                                             -----------------
minus any Removed Accounts removed since the first day of such second preceding
-----
Monthly Period (or the Cut-Off Date, as the case may be) shall not exceed 10% of the number of Accounts at the opening of business on the first day of such second preceding Monthly Period (or the Cut-Off Date, as the case may be).

     (d) The Seller shall provide to the Trustee on each Determination Date, a list of Automatic Additional Accounts, identified by account number, added during the preceding Monthly Period.

     (e) If (i) on any Record Date the Seller Interest for the related Monthly Period, is less than the Minimum Seller Interest, the Seller shall designate additional credit card accounts ("Additional Accounts") to be included as
                                  -------------------
Accounts in a sufficient amount such that the Seller Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Seller Interest, or (ii) on any date of determination the Aggregate Principal Receivables is less than the Minimum

Aggregate Principal Receivables, the Seller shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such Record Date.

     (f)  In addition to its obligation under subsection 2.6(e), the Seller may
                                              -----------------
upon twenty Business Days' notice to the Trustee, any Enhancement Provider if so provided in the applicable Supplement and each Rating Agency, but shall not be obligated to, designate from time to time Additional Accounts of the Seller to be included as Accounts.

     (g) The Seller agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.6(e) or (f), shall satisfy the following
                           -----------------    ---
conditions (to the extent provided below):

          (i) on or before (A) the twentieth Business Day prior to the Addition Date for Additional Accounts to be included as Accounts pursuant to subsection 2.6(f) or (B) the fifth Business Day prior to the Addition Date
     -----------------
     for Additional Accounts to be included as Accounts pursuant to subsection
                                                                    ----------
     2.6(e) (the "Addition Notice Date"), the Seller shall give the Trustee, the
     ------       --------------------
     Rating Agency, any Enhancement Provider if so provided in the applicable Supplement and the Servicer written notice that such Additional Accounts will be included and specifying the approximate aggregate amount of the Receivables to be transferred;

          (ii) on or before the Addition Date the Seller shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (each such assignment, an
                                  ---------
     "Assignment") and shall record and file a financing statement in accordance
     -----------
     with the provisions for such filing set forth in Section 2.1 (a copy of
                                                      -----------
     which shall be delivered to the Trustee) and the Seller shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts, have been transferred to the Trust and, within five Business Days thereafter, the Seller shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts, identified by account number, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

          (iii) the Seller shall represent and warrant that (x) each Additional Account is, as of the end of the day immediately preceding the Addition Date, an Eligible Additional Account, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders (without regard to any Enhancement) were utilized in selecting the Additional Accounts from the available Eligible Additional Accounts, and (z) as of the Addition Date, the Seller is not insolvent;

          (iv) the Seller shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trustee, on behalf of the Trust, of all right, title and interest of the Seller in and to (A) the Receivables then existing and thereafter created in the Additional Accounts, (B) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (C) all proceeds of such Receivables (as defined in the UCC as in effect in the State of New York), (D) Recoveries relating to such Receivables, (E) all funds deposited from time to time in any Series Account then existing, including any reserve account, cash collateral account or spread account, and (F) Interchange allocated to the Trust pursuant to subsection 2.5(k)
                                                            -----------------
     and proceeds thereof, Recoveries and Interchange allocated to the Trust pursuant to subsections 2.5(k) and (l) will be held by the Trust (other
                 ------------------     ---
     than the Trustee and the Certificateholders) free and clear of any Lien of any Person, except for (i) Liens permitted under subsection 2.5(b) and
                                                      -----------------
     subject to Section 9-306 of the UCC as in effect in the States of Connecticut or New York, whichever is applicable, (ii) the interest of the Seller as Holder of the Exchangeable Seller Certificate and (iii) the Seller's right to receive interest accruing on, and investment earnings in respect of, the Collection Account, or any Series Account as provided in this Agreement and any related Supplement; or (y) the grant of a security interest (as defined in the UCC as in effect in the State of New York) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the State of New York) thereof, Recoveries and Interchange allocated to the Trust pursuant to subsections 2.5(k) and (l)
                                                    ------------------     ---
     upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC as in effect in the State of New York) thereof, Recoveries and Interchange allocated to the Trust pursuant to subsections
                                                                   -----------
     2.5(k) and (l), upon such creation; and (z) if the
     ------     ---

     Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in

     Section 2.1 with respect to such Additional Accounts and, in the case of
     -----------
     the Receivables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of New York) thereof, Recoveries and Interchange allocated to the Trust pursuant to subsections 2.5(k) and (l), upon such creation, the Trust shall have a
     ------------------     ---
     first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) and subject to Section 9-306 of the
                           -----------------
     UCC as in effect on the States of Connecticut or New York, whichever is applicable;

          (v) the Seller shall deliver a certificate of a Vice President or more senior officer to the Trustee confirming the items set forth in paragraphs (iii) and (iv) above and clause 6 of the Assignment;
     ----------------     ----

          (vi) the Seller shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee with a copy to the Rating Agency substantially in the form of Exhibit F; and
                                                    ---------

          (vii) Standard & Poor's shall have confirmed in writing that the inclusion of such accounts as Additional Accounts pursuant to subsection
                                                                   ----------
     2.6(e) or (f), as the case may be, and Moody's shall have confirmed in
     ------    ---
     writing that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.6(f) will not result in the reduction or withdrawal of its
        -----------------
     then existing rating of any Series of Investor Certificates then issued and outstanding and the Seller shall have delivered such confirmation to the Trustee and the related Enhancement Provider to the extent so provided in the applicable Supplement.

     SECTION 2.7  Removal of Accounts.
                  -------------------

     (a) If on any Determination Date the Seller Interest exceeds 10% of the Aggregate Principal Receivables on such Determination Date, the Seller may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust, including Expired Accounts
          ----------------
designated pursuant to Section 2.8; provided, however, that the Seller shall not
                       -----------  --------  -------
make more than one such designation in any Monthly Period in addition to any such designation pursuant to Section 2.8. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed
      -------------------
Accounts will be reassigned by the Trustee to the Seller, including any reassignment pursuant to Section 2.8 (the "Removal Date"), the Seller shall give
                         -----------       ------------
the Trustee and the Servicer
written notice that the Receivables from such Removed Accounts are to be reassigned to the Seller and specifying the approximate aggregate amount of the Receivables to be reassigned; provided, however, that the provisions set forth
                              --------  -------
in Section 2.8 shall constitute the notice to the Trustee required by this
   -----------
Section 2.7(a) with respect to Receivables from Expired Accounts to be
--------------
designated from time to time for deletion and removal from the Trust and for reassignment to the Seller on each Expired Account Removal Date.

     (b) The Seller shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts, including any reassignment pursuant to Section 2.8, only upon satisfaction of the following conditions:
   -----------

          (i)  [reserved];

          (ii)  [reserved];

          (iii) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Seller, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this
                             --------  -------
     subsection 2.7(b)(iii), the Receivables of each Removed Account shall be
     ----------------------
     considered to have been removed as of the Removal Date, (b) cause the Seller Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date or (c) result in the failure to make any payment specified in the related Supplement with respect to any Series;

          (iv) (A) on or prior to the Removal Date, the Seller shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit I (the "Reassignment"); provided,
                               ---------       ------------    --------
     however, that the provisions set forth in Section 2.8 shall constitute such
     -------                                   -----------
     a "Reassignment" with respect to Receivables from Expired Accounts to be designated from time to time for deletion and removal from the Trust and for reassignment to the Seller on each Expired Accounts Removal Date; and
     (B) within five Business Days thereafter or, with respect to any removal and reassignment of Expired Receivables pursuant to Section 2.8, after the
                                                         -----------
     applicable Expired Accounts Removal Date, the Seller shall have delivered to the Trustee a computer file or microfiche list or, in the case of a list delivered pursuant to Section 2.8(b), a printed copy containing a true and
                           --------------
     complete list of all Removed Accounts identified by account number and the aggregate amount of the Principal Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

     (v) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders without regard to any Enhancement were utilized in selecting the Removed Accounts to be removed from the Trust;

          (vi) the Seller shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (iii), (iv), (v)
                                                   -------------  ----  ---
     above and (vii) and (viii) below (which certificate may, in the case of a
               -----     ------
     removal and reassignment pursuant to Section 2.8, be substantially in the
                                          -----------
     form of Exhibit J hereto).  The Trustee may conclusively rely on such
             ---------
     Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

          (vii) on or before the twentieth Business Day prior to the Removal Date the Rating Agency shall have received notice of such proposed removal of Accounts (which notice may, in the case of each removal and reassignment pursuant to Section 2.8, be in the form of a single notice in respect of
                 -----------
     all removals and reassignments of Expired Accounts under Section 2.8);
                                                              -----------

          (viii) the Seller and the Trustee shall have received notice from the Rating Agency that such proposed removal of Accounts will not result in the reduction or withdrawal of its then existing rating of any Series of Certificates then issued and outstanding (which notice may, in the case of each removal and reassignment pursuant to Section 2.8, be in the form of a
                                               -----------
     single notice from the Rating Agency addressing all removals and reassignments of Expired Accounts under Section 2.8); and
                                             -----------

          (ix) the Seller, the Trustee and the Rating Agencies shall have received an Opinion of Counsel that the proposed removal (or, in the case of removals pursuant to Section 2.8, all removals and reassignments under
                             -----------
     Section 2.8) shall not adversely effect the federal income tax
     -----------
     characterization of the Trust.

     Upon satisfaction of the above conditions with respect to any removal and reassignment of Receivables other than a removal and reassignment pursuant to

Section 2.8, the Trustee shall execute and deliver the Reassignment, on behalf
-----------
of the Trust, to the Seller, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust as of the Removal Date. Upon satisfaction of the above conditions, as applicable, with respect to any removal and reassignment of Receivables pursuant to Section 2.8, the Receivables from
                                            -----------
the Removed Accounts shall
no longer constitute a part of the Trust as of the related Expired Accounts Removal Date.

          SECTION 2.8  Periodic Removal of Expired Accounts.
                       ------------------------------------

     (a)  Reassignment of Expired Accounts; Notice; Release of Liens.
          ----------------------------------------------------------

          (i) The Trustee hereby transfers, assigns, sets-over and otherwise conveys to the Seller, without recourse, representation or warranty, on each Expired Accounts Removal Date, all right, title and interest of the Trust in and to the Receivables from Expired Accounts now existing and hereafter designated as Expired Accounts, all monies and investments due or to become due with respect thereto (including all Finance Charge Receivables and Recoveries), and all proceeds of such Receivables, and the right to receive amounts paid as Interchange with respect to such Expired Accounts, which Receivables shall have zero Receivables balances and which monies, investments, proceeds and rights to receive amounts paid shall be zero in aggregate amount.

          (ii)  In connection with the transfer described in Section 2.8(a)(i),
                                                             -----------------
     the Trustee agrees to execute and deliver to the Seller such UCC termination statements with respect to the Receivables now existing and hereafter created in the Expired Accounts as the Seller may reasonably request from time to time, evidencing the release by the Trust of its Lien on the Receivables then existing and thereafter created in any such Removed Accounts, in such manner and such jurisdictions as are necessary or advisable to remove any such Lien, provided that such UCC termination statements shall be prepared by the Servicer.

     (b)  Designation of Expired Accounts.  The Seller shall, in accordance with
          -------------------------------
Section 2.7(b)(iv)(B), deliver or cause to be delivered to the Trustee, not
---------------------
later than five Business days after each Expired Accounts Removal Date, a computer file, microfiche list or printed copy containing a true and complete list of all Accounts constituting Expired Accounts with respect to such Expired Accounts Removal Date, identified by Account number, and containing the aggregate amount of the Principal Receivables in such Expired Accounts as of such Removal Date, which aggregate amount shall be zero.

     (c)  Representations and Warranties of the Seller Relating to the Expired
          --------------------------------------------------------------------
Accounts.  The Seller hereby represents and warrants to the Trustee and the
--------
Trust as of the date hereof and as of each Expired Accounts Removal Date as follows:

          (i)  Absence of Pay Out Event or Certain Other Events.  The removal of
               ------------------------------------------------
     any Receivables from any Expired Account on any Expired Accounts Removal Date will not, in the reasonable belief of the Seller (1) cause a Pay Out Event to occur (for which purposes the Receivables of each Expired Account shall be considered to have been removed as of the corresponding Expired Accounts Removal Date), (2) cause the Seller Interest as a percentage of the Aggregate Principal Receivables to be less than 10% on any such Expired Accounts Removal Date, or (3) result in the failure to make any payment in the related Supplement with respect to any Series.

          (ii)  Selection Procedures.  No selection procedures believed by the
                --------------------
     Seller to be materially adverse to the interests of the Investor Certificateholders without regard to any Enhancement were utilized or will be utilized in selecting the Expired Accounts to be removed from the Trust.

          (iii)  Notice to Moody's and Standard and Poor's.  The Seller has
                 -----------------------------------------
     provided notice to each of Moody's and Standard and Poor's of the proposed deletion and removal from the Trust of Receivables from the Expired Accounts under this Section 2.8, such notice being provided on or before the twentieth Business Day prior to any of the Expired Accounts Removal Dates on which such Receivables will be deleted and removed from the Trust and reassigned to the Seller.

     (d)  Conditions to Reassignment.  The reassignment by the Trustee set forth
          --------------------------
in Section 2.8(a) hereof with respect to any Expired Accounts Removal Date (and,
   --------------
with respect to clause (i) below, each portion thereof, as applicable) is subject to the satisfaction, on or prior to such Expired Accounts Removal Date (or, in the case of Sections 2.7(b)(iv)(B) and 2.8(b), within five Business Days
                    ----------------------     ------
after such Removal Date), of the conditions set forth in Section 2.7(b) and of
                                                         --------------
the following conditions:

          (i)  No Notice of Cancellation.  The Seller shall not have notified
               -------------------------
     the Trustee on or prior to such Expired Accounts Removal Date that the deletion and removal of Receivables from the related Expired Accounts as of such date (or any portion thereof) has been cancelled or designated to occur on a subsequent date set forth in such notice or to be set forth in a subsequent notice by the Seller to the Trustee.

          (ii)  Officer's Certificate.  The Seller shall have delivered to the
                ---------------------
     Trustee within five (5) Business Days after such Expired Accounts Removal Date an Officer's Certificate substantially in the form of Exhibit J
                                                                ---------
     hereto, certifying that (1) all requirements set forth in Section 2.7(a)
                                                               --------------
     for
     the designation of Expired Accounts and the deletion and removal from the Trust and reassignment to the Seller of Receivables from Expired Accounts have been satisfied as of such Expired Accounts Removal Date, (2) each of the representations and warranties made by the Seller in Section 2.8(c) is
                                                              --------------
     true and correct as of such Expired Accounts Removal Date, and (3) each of the conditions to the deletion and removal from the Trust and reassignment to the Seller of Receivables from the related Expired Accounts as of such Expired Accounts Removal Date, set forth in Section 2.7(b) and this Section
                                                 --------------          -------
     2.8(d), have been satisfied as of such Expired Accounts Removal Date.  The
     ------
     Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

          (iii)  Rating Agency Confirmation On or Prior to Expired Accounts
                 ----------------------------------------------------------
     Removal Dates.  Each of the Seller and the Trustee shall have received
     -------------
     notice (in addition to the notice specified in Section 2.7(b)(viii)) from each Rating Agency on or prior to such Expired Accounts Removal Date that the proposed deletion and removal from the Trust of Receivables from Expired Accounts on such Expired Accounts Removal Date pursuant to this

     Section 2.8 will not result in the reduction or withdrawal of its then
     -----------
     existing rating of any Series of Certificates then issued and outstanding;

     provided, however, that such additional notice shall be required solely
     --------  -------
     with respect to Expired Accounts Removal Dates on which (1) the sum of (x) the number of Expired Accounts the Receivables of which are proposed to be deleted and removed from the Trust on such Expired Accounts Removal Date pursuant to this Section 2.8 and (y) the number of Expired Accounts the
                      -----------
     Receivables of which have been deleted and removed from the Trust pursuant to this Section 2.8 since the last day of the quarterly period immediately
             -----------
     preceding the quarterly period in which such Expired Accounts Removal Date occurs (any such quarterly period being, for purposes of this Section 2.8,
                                                                   -----------
     January through March, April through June, July through September or October through December, as applicable, of the corresponding calendar year) exceeds 15% of the number of Accounts as of such last day of such immediately preceding quarterly period or (2) the sum of (x) the number of Expired Accounts the Receivables of which are proposed to be deleted and removed from the Trust on such Expired Accounts Removal Date pursuant to this Section 2.8 and (y) the number of Expired Accounts the Receivables of
          -----------
     which have been deleted and removed from the Trust pursuant to this Section
                                                                         -------
     2.8 since the last day of the calendar year immediately preceding the
     ---
     calendar year in which such Expired Accounts Removal Date occurs exceeds 20% of the number of Accounts as of such last day of the immediately preceding calendar year.

     (e)  Reassignment Agreement Superseded.  On and after the first Expired
          ---------------------------------
Accounts Removal Date, the provisions of this Section 2.8 shall supersede the
                                              -----------
Omnibus Reassignment of Receivables Agreement, dated as of December 12, 1996, between People's Bank and the Trustee, whereupon such agreement shall be of no further force and effect with respect to all removals and reassignments of Expired Accounts occurring on and after such Expired Accounts Removal Date.



                              [End of Article II]

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

     SECTION 3.1  Acceptance of Appointment and Other Matters Relating to the
                  -----------------------------------------------------------
Servicer.
--------

     (a) The Seller agrees to act as the Servicer under this Agreement. The Investor Certificateholders by their acceptance of the Certificates consent to the Seller acting as Servicer.

     (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Account Guidelines and the covenants of the Seller set forth in Section 2.5, including the covenants set forth in
                           -----------
Sections 2.5(e)(i) and (ii) (which the Servicer hereby agrees to perform in
------------------     ----
full), and the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to

Section 10.1, the Servicer is hereby authorized and empowered, (i) unless such
------------
power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to make withdrawals and payments, or
                             ------------
to instruct the Trustee to make withdrawals and payments, from the Collection Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee in writing, as set
                    ------------
forth in this Agreement, (iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Account, the Excess Funding Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     (c)  [Reserved]

     (d)  [Reserved]

     (e) The Servicer shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables which are separate from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

     (f) The Servicer shall maintain blanket bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     SECTION 3.2  Servicing Compensation.  As compensation for its servicing
                  ----------------------
activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period prior to the termination of the Trust pursuant to Section 12.1 (with respect to each Monthly Period, the
                         ------------
"Monthly Servicing Fee").  The share of the Monthly Servicing Fee allocable to
 ---------------------
each Series of Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be payable on the related Transfer Date and, with respect to each Series (unless otherwise provided in the related Supplement), shall be equal to one-twelfth of the product of (A) the applicable Series Servicing Fee Percentage per annum and (B) the Investor Interest of such Series as of the last day of the Monthly Period preceding such Transfer Date (the

"Monthly Investor Servicing Fee") and shall be paid to the Servicer pursuant to
-------------------------------
Article IV.  The servicing fee payable by the Holder of the Exchangeable Seller
----------
Certificate shall be equal to the product of one-twelfth of the product of (A) the Seller Interest and (B) the lesser of 2% and the weighted average Series Servicing Fee Percentage with respect to any Series of Investor Certificates then outstanding (the "Monthly Seller Servicing Fee"). The Monthly Servicing
                       ----------------------------
Fee shall equal the sum of (x) the aggregate amount of Monthly Investor Servicing Fees with respect to each Series then outstanding and (y) the Monthly Seller Servicing Fee. The Monthly Investor Servicing Fee with respect to any Series is payable in arrears on the related Transfer Date (unless otherwise provided in the related Supplement) and the Monthly Seller Servicing Fee is payable in arrears no later than the last Transfer Date with respect to any Series occurring in a Monthly Period. The Monthly Seller Servicing Fee and, unless otherwise provided in a Supplement, each Monthly Investor Servicing Fee shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Servicer's expenses include the amounts due to the Trustee pursuant to

Section 11.5 and of the Paying Agent, Transfer Agent and Registrar and the
------------
reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities,
           --------
costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

     SECTION 3.3  Representations and Warranties of the Servicer.  People's
                  ----------------------------------------------
Bank, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Closing Date:

          (a)  Organization and Good Standing.  The Servicer is duly organized,
               ------------------------------
     validly existing and in good standing under the laws of the State of its organization and has full power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b)  Due Qualification.  The Servicer is not required to qualify nor
               -----------------
     register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal law and the law of the State of its organization. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

          (c)  Due Authorization.  The execution, delivery, and performance of
               -----------------
     this Agreement have been duly authorized by the Servicer, by all necessary corporate action on the part of the Servicer, and this Agreement will remain, from the time of its execution, an official record of the Servicer.

          (d)  Binding Obligation.  This Agreement constitutes a legal, valid
               ------------------
     and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general.

          (e)  No Violation.  The execution and delivery of this Agreement by
               ------------
     the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

          (f)  No Proceedings.  There are no proceedings or investigations
               --------------
     pending or, to the best knowledge of the Servicer threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (g)  Compliance with Requirements of Law.  The Servicer shall duly
               -----------------------------------
     satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to properly service each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders.

          (h)  Servicer's Deposit Accounts.  As of the Initial Closing Date,
               ---------------------------
     deposits in the Servicer's deposit accounts were insured to the limits provided by law and as required by the FDIC.

          (i)  All Consents Required.  All approvals, authorizations, consents,
               ---------------------
     orders or other actions of any Person or of any Governmental Authority or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been obtained.

          (j)  Status of Accounts and Receivables.  The Servicer hereby agrees
               ----------------------------------
     to comply in all material respects with all Requirements of Law applicable to the Servicer the failure to comply with which would have a material adverse effect on the Investor Certificateholders.

          (k)  No Rescission or Cancellation.  The Servicer shall not permit any
               -----------------------------
     rescission or cancellation of any Receivable except in accordance with the Account Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

          (l)  Protection of Certificateholder's Rights.  The Servicer shall
               ----------------------------------------
     take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Account Guidelines.

          (m)  Receivables Not To Be Evidenced by Promissory Notes.  The
               ---------------------------------------------------
     Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York) except in connection with its enforcement or collection of an Account, in which event such Receivable shall be reassigned or assigned and transferred to the Servicer as provided in the following paragraph.

     In the event (x) any of the representations and warranties or covenants of the Servicer contained in subsections (g), (j), (k), (l) and (m) with respect to
                          ---------------  ---  ---  ---     ---
any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' interest in such Receivable and is not cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of written notice of such event given by the Trustee or any Enhancement Provider (to the extent so provided in the applicable Supplement), or (y) it is so provided in subsection 3.3(m) with respect to any Receivable, all
-----------------

Receivables in the Account or Accounts as to which such event relates shall be reassigned to the Seller (if the Seller is the Servicer) or assigned and transferred (if the Seller is not the Servicer) to the Servicer on the terms and conditions set forth below.

     If the Holder of the Exchangeable Seller Certificate is the Servicer, such assignment or reassignment shall be accomplished in the manner set forth in subsection 2.4(d)(iii) as if the reassigned or assigned Receivables were
----------------------
Ineligible Receivables (including the requirement, if applicable, to reduce the Seller Interest, the Seller Percentage or the Investor Percentage and to make deposits into the Excess Funding Account) and any amounts deposited in the Excess Funding Account to be applied in accordance with Section 4.2(e).
                                                        --------------

     If the Holder of the Exchangeable Seller Certificate is not the Servicer, the Servicer shall effect such assignment and transfer by making a deposit into the Collection Account for allocation pursuant to Article IV in immediately
                                                  ----------
available funds no later than the Transfer Date following the Monthly Period in which such assignment and transfer obligation arises in an amount equal to the amount of such Receivable.

     Upon each such reassignment or assignment and transfer to the Servicer of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof, Recoveries and Interchange allocated to such Ineligible Receivable pursuant to subsections
                                                                -----------
2.5(k) and (l).  The Trustee shall execute such documents and instruments of
------     ---
transfer or assignment, on behalf of the Trust, and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this Section 3.3. Notwithstanding any other
                                       -----------
provision of this Section 3.3, a reassignment of an Ineligible Receivable to the
                  -----------
Seller in excess of the amount that would cause the Seller Interest to be less than the Minimum Seller Interest shall not occur if the Seller fails to make any deposit required by this Section 3.3 with respect to such Ineligible Receivable.
                         -----------
The obligation of the Servicer set forth in this Section 3.3 to accept
                                                 -----------
reassignment or assignment and transfer of such Ineligible Receivable, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

     SECTION 3.4  Reports and Records for the Trustee.
                  -----------------------------------

     (a)  Daily Reports.  On each Business Day, the Servicer, with prior notice,
          -------------
shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day, (ii) the Aggregate Receivables as of the close of business on the second preceding Business Day, and (iii) in the event Additional Accounts or Automatic Additional Accounts were added during the Monthly Period immediately preceding the day such Collections were processed, the aggregate amount of Principal Receivables in such Additional Accounts or Automatic Additional Accounts. The Servicer shall at all times maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and, upon prior request of the Trustee, shall make available to the Trustee at the servicing center of the Servicer selected by the Servicer on any Business Day during the Servicer's normal business hours any computer programs necessary to make such identification.

     (b)  Monthly Servicer's Certificate.  Unless otherwise stated in the
          ------------------------------
related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying
                                       ------------
Agent, and the Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each
   ---------
Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect
                     ----------
to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections allocated to Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly
                                      ----------
Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period,
(v) the balance on deposit in the Collection Account (or Collection Subaccount) or any Series Account applicable to any Series then outstanding with respect to collections processed, as of the end of the last day of the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the statement required by Article V in the form
                                                    ---------
indicated in the Supplement for each Series then outstanding, (viii) the sum of all amounts payable to the Certificateholders of each Series on the succeeding Distribution Date with respect to each Series in respect of certificate interest and certificate principal, (ix) the excess, if any, of the Aggregate Principal Receivables over the Aggregate Principal Receivables required to be maintained pursuant to this Agreement and any Supplement as of such Determination Date, (x) whether, with respect to each Series then outstanding, a Series Pay Out Event or a Trust Pay Out Event has occurred or other similar event is deemed to have occurred and (xi) such other matters as are set forth in

Exhibit C.
---------

     (c)  Transferred Accounts.  The Servicer covenants and agrees hereby to
          --------------------
deliver to the Trustee, within a reasonable time period after any Transferred Account is created, but in any event not later than thirty (30) days after the end of the Monthly Period within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

     SECTION 3.5  Annual Servicer's Certificate.  On or before March 31 of each
                  -----------------------------
calendar year, beginning with March 31, 1994 the Servicer will deliver, as provided in Section 13.5, to the Trustee, the Rating Agency, and any Certificate
            ------------
Owner, upon the written request of such Certificate Owner, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of
                                         ---------
the activities of the Servicer during the twelve-month period ending on December 31 of such year, or for the initial period, from the Closing Date until December 31, 1993, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     SECTION 3.6  Annual Independent Accountants' Servicing Report.
                  ------------------------------------------------

     (a) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.5, a report to the Trustee, the Servicer,
                           ------------
the Rating Agency, and any Certificate Owner, upon the written request of such Certificate Owner, to the effect that such firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer pursuant to

Article IV of this Agreement, taken as a whole, was sufficient for the
----------
prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with Article IV of this Agreement, except for such
                             ----------
exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) On or before March 31 of each calendar year, beginning with March 31, 1994, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.5, a report to the Trustee, Servicer, the
                           ------------
Rating Agency and any Certificate Owner, upon the written request of such Certificate Owner, to the effect that they have compared the amounts set forth in the monthly statements and certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the period covered by such report (which shall be the
-----------------
period from January 1 of the preceding calendar year to and including December 31 of such calendar year, or for the initial period, from the Closing Date until December 31, 1993) with the Servicer's computer reports and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     SECTION 3.7  Tax Treatment.  The Seller has structured this Agreement and
                  -------------
the Certificates with the intention that the Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness secured by the Receivables. The Seller, the Servicer, the Trustee, the Holder of the Exchangeable Seller Certificate, each Investor Certificateholder, and each Certificate Owner, agrees to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor

Certificateholder and the Holder of the Exchangeable Seller Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agrees to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any
     -----------
Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7.
                  -----------

     SECTION 3.8  Notices to the Seller.  In the event that the Seller is no
                  ---------------------
longer acting as Servicer, any Successor Servicer appointed pursuant to Section
                                                                        -------
10.2 shall deliver or make available to the Seller each certificate and report
----
required to be prepared, forwarded or delivered thereafter pursuant to Sections
                                                                       --------
3.4, 3.5 and 3.6.
---  ---     ---



                              [End of Article III]

                                   ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

     SECTION 4.1  Establishment of Accounts and Allocations with Respect to the
                  -------------------------------------------------------------
Exchangeable Seller Certificate.
-------------------------------

     (a)  The Collection Account.  The Servicer, for the benefit of the
          ----------------------
Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, or cause to be established and maintained, a non-interest bearing segregated trust account (the "Collection Account") bearing a
                                       ------------------
designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, with an office or branch located in the State of Connecticut or New York, of (i) the corporate trust department of a Qualified Trust Institution or (ii) a depository institution or trust company (which may include the Servicer, the Trustee or an Affiliate of the Servicer) having corporate trust powers under applicable federal and state laws organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times
                                            --------  -------
the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, in the case of the certificates of deposit, or a rating from Moody's, of at least Aa3 and from Standard & Poor's of at least AAA in the case of the long-term unsecured debt obligations and the deposits in whose accounts are insured to the limits provided by law and by the FDIC (each entity referred to in clauses (i) and (ii) a "Qualified Institution"); provided further, that upon the
-----------     ----    ---------------------    -------- -------
insolvency of the Servicer, the Collection Account shall not be permitted to be maintained with the Servicer. The Supplement for a Series may require the Trustee to establish and maintain a subaccount of the Collection Account for such a Series (such subaccount, a "Collection Subaccount") bearing a designation
                                   ---------------------
clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders of such Series with a depository institution or trust company meeting the criteria provided in the related Supplement. The Collection Account or any Collection Subaccount may not be invested except as provided in the related Supplement. The funds on deposit in such Collection Subaccount may be invested in the manner provided in the related Supplement, and any earnings resulting from such investment shall be applied as provided in such Supplement. Pursuant to authority granted to it pursuant to subsection 3.1(b),
                                                             -----------------
the Servicer shall have the power,
revocable by the Trustee, to withdraw funds from the Collection Account or any Collection Subaccount for the purposes of carrying out its duties hereunder.

     Each Series of Investor Certificates shall represent interests in the Trust, including the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to such Series as indicated in the Supplement relating to such Series, and the right to receive Collections and other amounts at the times and in the amounts specified in this Article IV to be
                                                                ----------
deposited in the Collection Account and any Series Accounts maintained for the benefit of the Certificateholders of such Series or paid to the Certificateholders of such Series. The Exchangeable Seller Certificate shall represent the interest in the Trust not represented by any Series of Investor Certificates then outstanding, including the right to receive Collections and other amounts at the time and in the amounts specified in this Article IV to be
                                                               ----------
paid to the Seller (the "Seller Interest"); provided, however, that such
                         ---------------    --------  -------
certificate shall not represent any interest in the Collection Account or any Series Accounts maintained for the benefit of the Certificateholders of any Series or the benefits of any Enhancement to be provided by an Enhancement Provider issued with respect to any Series, except as specifically provided in this Article IV.
     ----------

     (b)  Establishment of the Excess Funding Account.  The Servicer, for the
          -------------------------------------------
benefit of the Investor Certificateholders and the Holder of the Exchangeable Seller Certificate, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with a Qualified Institution and held in trust by such Qualified Institution designated by the Servicer, a segregated trust account within the corporate trust department of such Qualified Institution (the "Excess Funding Account"), bearing a designation
                                 ----------------------
clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders and the holder of the Exchangeable Seller Certificate. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. Pursuant to the authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the power, revocable by the Trustee,
-----------------
to withdraw funds and to instruct the Trustee to withdraw funds from the Excess Funding Account for the purposes of carrying out its duties hereunder.

     (c) If the entity with which any of the accounts established pursuant to this Section 4.1 ceases to be a "Qualified Institution", then (i) such entity
     -----------
shall provide the Trustee, each Enhancement Provider and the Servicer with prompt written notice that it is no longer a "Qualified Institution" and (ii) transfer the funds deposited in each of the accounts in the manner directed by the Servicer within 10 Business Days of the day on which such entity ceased to be a "Qualified Institution".

     (d)  Allocations for the Exchangeable Seller Certificate.  Throughout the
          ---------------------------------------------------
existence of the Trust, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Holder of the Exchangeable Seller Certificate an amount equal to the product of
(A) the Seller Percentage for the current Monthly Period and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively. The Servicer need not deposit this amount, and other amounts so allocated to the Exchangeable Seller Certificate pursuant to any Supplement, into the Collection Account, and shall pay, or be deemed to pay, to the extent the Servicer is the holder of the Exchangeable Seller Certificate, such amounts as collected to the Holder of the Exchangeable Seller Certificate;

provided, however, that such payments shall not be made to the Holder of the
--------  -------
Exchangeable Seller Certificate if the Seller Interest is less than the Minimum Seller Interest or if and to the extent that such payment would cause the Seller Interest to be less than the Minimum Seller Interest but such amounts shall be treated as Shared Principal Collections.

     SECTION 4.2  Collection and Allocations.
                  --------------------------

     (a)  Collections.  The Servicer shall, subject to subsection 4.1(d),
          -----------                                  -----------------
deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.1(a), and in no such
                                           -----------------
event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

     Interchange shall be allocated, and deposited or paid, on the second Business Day following the Business Day on which the Servicer receives the same in the manner provided in subsection 2.5(k). Recoveries shall be allocated and
                          -----------------
deposited or paid, on each Transfer Date in the manner provided in subsection
                                                                   ----------
2.5(1).  The Servicer shall notify the Trustee as to the amount of Recoveries
------
allocable to the Trust on each Determination Date and transfer such amount into the Collection Account on the Transfer Date.

     The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Seller Certificate in accordance with Article IV and shall withdraw the required amounts from the
                ----------
Collection Account or pay such amounts to the Holder of the Exchangeable Seller Certificate in accordance with Article IV. The Servicer shall make such
                               ----------
deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

     Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Seller shall remain the Servicer hereunder and (a) (i) the Servicer provides to the Trustee a letter of credit or other arrangement covering risk of collection of the Servicer acceptable to the Rating Agency (as evidenced by letters from the Rating Agency) and (ii) the Seller and the Trustee shall have received a notice from the Rating Agency that such letter of credit or other arrangement would not result in the lowering or withdrawal of such Rating Agency's then-existing rating of any Series of Investor Certificates then outstanding or (b) the Servicer, or for so long as the Seller is the Servicer and an Affiliate of People's Bank, People's Bank (unless Moody's or Standard & Poor's shall have notified the Servicer that making monthly deposits will result in the reduction or withdrawal of its then-existing rating of the Certificates) shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of at least A-1 by Standard & Poor's and deposit insurance as required by law and by the FDIC, the Servicer need not deposit Collections to the Collection Account in the manner provided in this Article IV or make
                                                      ----------
payments to the Holder of the Exchangeable Seller Certificate prior to the close of business on the day any Collections are deposited in the Collection Account as provided in Article IV, but may make such deposits, payments and withdrawals
               ----------
on the Transfer Date in the Monthly Period following the Monthly Period in which such amounts were collected in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

     (b)  Allocation of Collections Between Finance Charge Receivables and
          ----------------------------------------------------------------
Principal Receivables.  On each Business Day, the Servicer shall allocate
---------------------
Collections processed on the Accounts to Finance Charge Receivables to the extent of the sum of (i) the amount of Finance Charge Receivables billed on such Accounts on such day and (ii) the amount of any Finance Charge Receivables for prior days which were not covered by Collections for such prior days or by Collections thereafter allocated to Finance Charge Receivables; provided,
                                                                --------
however, that all Collections which constitute Recoveries and Interchange shall
-------
be allocated to Finance Charge Receivables as shall investment earnings with respect to amounts on deposit in the Excess Funding Account. The balance of the Collections processed on any Account for any Monthly Period shall be allocated to Principal Receivables.

     (c)  Allocation of Collections of Recoveries and Defaulted Accounts.
          --------------------------------------------------------------

          (i) On the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds of such Receivables and Interchange allocable to the Trust with respect to such Receivables, excluding Recoveries relating to such Defaulted Account, which shall remain a part of the Trust Assets.

          (ii) On each Determination Date, the Servicer shall calculate the Investor Default Amount for the preceding Monthly Period with respect to each Series.

     (d)  Adjustments for Miscellaneous Credits and Fraudulent Charges.
          ------------------------------------------------------------

          (i) The Servicer shall be obligated to reduce or adjust, as the case may be, on a net basis the aggregate amount of Principal Receivables as provided in this subsection 4.2(d) (a "Credit Adjustment") with respect to
                      -----------------     -----------------
     any Principal Receivable (A) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (B) which is reduced by the Servicer by any charge-back or adjustment, (C) which was created as a result of a fraudulent or counterfeit charge, (D) which is reduced by adjustments relating to returned or dishonored checks, or (E) which results from Servicer error.

          (ii) In the event that the exclusion of the amount of a Credit Adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than the Minimum Seller Interest, the Holder of the Exchangeable Seller Certificate shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds in an
                            ----------
     amount equal to the amount by which such Credit Adjustment would have reduced the Seller Interest below the Minimum Seller Interest.

     (e)  Unallocated Principal Collections; Excess Funding Account.  On each
          ---------------------------------------------------------
Business Day, Shared Principal Collections shall be allocated to outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series. The Servicer shall pay any remaining Shared Principal Collections on such Business Day to the holder of the Exchangeable Seller Certificate; provided that
                                                                   --------
to the extent that the Seller Interest as determined on such Business Day does not exceed the Minimum Seller Interest, such Shared Principal Collections shall be deposited in the Excess Funding Account, or, on and after the first day of the Amortization Period with respect to any Series, such Shared Principal Collections shall be deposited in the principal funding account of such Series to the extent specified in the related Supplement until the principal funding account of such Series has been funded in full or the Holders of the Investor Certificates of such Series have been paid in full; provided, further, that if
                                                    --------  -------
an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

     (f)  Amounts in Excess Funding Account.  Amounts on deposit in the Excess
          ---------------------------------
Funding Account on any Business Day will be invested by the Seller (or, at the direction of the Seller, by the Servicer or the Trustee on behalf of the Seller) in Permitted Investments maturing on the next Business Day. Earnings from such investments received shall be deposited in the Collection Account and treated as Collections of Finance Charge Receivables. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Permitted Investment that matures at or prior to the date required by this Agreement. If on any Business Day the Seller Interest is greater than the Minimum Seller Interest, amounts on deposit in the Excess Funding Account shall be released to the Holder of the Exchangeable Seller Certificate. On each Business Day, amounts on deposit in the Excess Funding Account (other than investment earnings thereon) shall be allocated to each outstanding series in an Amortization Period pro rata based on the aggregate outstanding principal amount of such series on the last day of the applicable Revolving Period.


          [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL
          BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY
          SERIES]

                                   ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                          WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

     SECTION 6.1  The Certificates.  Subject to Sections 6.10 and 6.11, the
                  ----------------              -------------     ----
Investor Certificates of each Series and any class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a
                  -------------------
special coupon (collectively, the "Coupons") or in fully registered form (the
                                   -------
"Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Seller Certificate shall be substantially in the form of Exhibit A.
                                                                      ---------
The Investor Certificates and the Exchangeable Seller Certificate shall, upon issuance pursuant hereto or to Section 6.9 or Section 6.11, be executed and
                               -----------    ------------
delivered by the Seller to the Trustee for authentication and redelivery as provided in Section 6.2. The Investor Certificates shall be issuable in a
            -----------
minimum denomination of $1,000 and integral multiples thereof unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Investor Interest as described in Section 6.10. The Exchangeable Seller Certificate
                         ------------
shall also be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Seller by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Seller or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a Responsible Officer of the Trustee, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication (as applicable) except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

     SECTION 6.2  Authentication of Certificates.  Contemporaneously with the
                  ------------------------------
initial assignment and transfer of the Receivables, whether now existing or hereafter created and the other components of the Trust Assets to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the order of the Seller, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Seller of the Initial Investor Interest (net of any purchase discount or underwriting discounts). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Seller Certificate to the Seller simultaneously with its delivery to the Seller of the initial Series of Investor Certificates. Upon an Exchange as provided in

Section 6.9 and the satisfaction of certain other conditions specified therein,
-----------
the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Seller, to the persons designated in such Supplement. Upon the order of the Seller, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Interest of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Seller, to the Depository as provided in Section 6.10 against
                                                      ------------
payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Seller, to a Clearing Agency or its nominee as provided in Section 6.11 against payment of
                                                ------------
the purchase price thereof.

     SECTION 6.3  Registration of Transfer and Exchange of Certificates.
                  -----------------------------------------------------

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and
                                                   ------------------
Registrar"), in accordance with the provisions of Section 11.16, a register (the
                                                  -------------
"Certificate Register") in which, subject to such reasonable regulations as it
 --------------------
may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Bankers Trust Company is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. In the event that Bankers Trust Company shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar reasonably acceptable to the Seller and the Servicer.

     The Trustee may revoke such appointment and remove Bankers Trust Company as Transfer Agent and Registrar if the Trustee determines in its sole discretion that Bankers Trust Company failed to perform its obligations under this Agreement in any material respect. Bankers Trust Company shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Seller and the Servicer; provided, however, that such resignation shall not be
                         --------  -------
effective and Bankers Trust Company shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Seller and the Servicer.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Seller shall execute subject to the provisions of subsection 6.3(d), and the Trustee shall
                             -----------------
authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate fractional Undivided Interests; provided, however, that the provisions
                                          --------  -------
of this paragraph shall not apply to Bearer Certificates.

     At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate fractional Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Registered Certificateholder, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Register maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall
                                                              -----------
have attached thereto (or be accompanied by) all unmatured coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons related to such Distribution Date.

     The preceding provisions of this Section 6.3 notwithstanding, the Trustee
                                      -----------
or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificate of such Series.

     Whenever any Investor Certificates of any Series are so surrendered for exchange, the Seller shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

     Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

     All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Registrar and disposed of in the Trustee's normal and customary manner. The Trustee shall cancel and destroy the Global Certificate upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Seller. Such certificates shall also state that a certificate or certificates of each Foreign Clearing Agency was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

     The Seller shall execute and deliver to the Trustee or the Transfer Agent and Registrar as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

     (b)  Except as provided in Section 6.9 or 7.2, in no event shall the
                                -----------    ---
Exchangeable Seller Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Seller shall have consented in writing to such transfer and unless the Trustee shall have received (i) a Supplement specifying the Principal Terms of such Series, if applicable, (ii) if required by the Supplement (if any), the form of Enhancement, (iii) if an Enhancement is required by the Supplement (if any), an appropriate Enhancement Agreement, (iv) the existing Exchangeable Seller Certificate and, if applicable, the certificates representing the Series to be exchanged, (v) an Officer's Certificate of the Seller that on the date the Exchange or transfer occurs, after giving effect to such Exchange or transfer, the Seller Interest will be at least equal to the Minimum Seller Interest, (vi) confirmation in writing from the Rating Agency that such transfer will not result in a reduction or withdrawal of its then-existing rating of any Series of Investor Certificates then outstanding, (vii) an Opinion of Counsel that such transfer (x) does not adversely affect the Federal or state income tax characterization of any class of Investor Certificates as indebtedness secured by the Receivables, (y) will not result in the Trust being classified as an association taxable as a corporation for Federal income tax purposes, or as a taxable entity for applicable state income tax purposes and (z) will not be treated as an exchange to any outstanding class of Investor Certificateholders, and (viii) in the case of the transfer of the Exchangeable Seller Certificate as a whole, an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, in which the transferee of the Exchangeable Seller Certificate expressly assumes the performance of every covenant and obligation of the Seller, as Holder of the Exchangeable Seller Certificate, as applicable hereunder, and pursuant to which such transferee shall benefit from all the rights granted to the Seller, as Holder of the Exchangeable Seller Certificate, applicable hereunder; provided that a transfer of the Exchangeable Seller Certificate shall not release the Seller from any of its obligations under this Agreement unless effected pursuant to Section 7.2(b).
                                      --------------

     The Holder of the Exchangeable Seller Certificate, by its acceptance of the Exchangeable Seller Certificate, acknowledges that its obligation to make the payments required by Section 4.2(d)(ii) is a full recourse obligation.
                     ------------------

     (c) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to Section 6.3, if
                                                           -----------
specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

     (d) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

     Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to subsection 6.3(d).
                                   -----------------

     (e) Notwithstanding any other provision of this Agreement, any Certificate for which an Opinion of Counsel has not been issued to the effect that such Certificate constitutes debt for Federal income tax purposes (each, a "Subject
                                                                       -------
Certificate") shall be subject to the limitations of this subsection 6.3(e).  No
-----------                                               -----------------
Subject Certificates shall be issued in a transaction (or transactions) that is required to be registered under the Securities Act or, to the extent any such offering or sale of Subject Certificates is not required to be registered under the Securities Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, that would be required to be registered under the Securities Act if the interests so offered or sold were offered and sold within the United States of America. No transfer (or purported transfer) of all or any part of a Subject Certificate (or any economic interest therein), whether to another Certificateholder or to a Person that is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab
                                                                          --
initio, and no Person shall otherwise become a Holder of a Subject Certificate
------
if (i) at the time of such transfer (or purported transfer) any Subject Certificates or interests therein are traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof or (ii) after such transfer (or purported transfer) the Trust would have more than 100 Holders of Subject Certificates. For purposes of clause (i) of the
                                                           ----------
immediately preceding sentence, an established securities market is (A) a national securities exchange that is either registered under Section 6 of the Exchange Act or exempt from registration because of the limited volume of transactions, (B) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the Exchange Act, (C) a regional or local exchange, or (D) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (i), Subject Certificates are readily
                                 ----------
tradeable on a secondary market or the substantial equivalent thereof if (1) Subject Certificates (or interests therein) are regularly quoted by any Person, such as a broker or dealer, making a market in the interests; (2) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Subject Certificates (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (3) the Holders of Subject Certificates have a readily available, regular, and ongoing opportunity to sell or exchange the Subject Certificates (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (4) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange the Subject Certificates (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (1), (2) and (3) of this sentence.  For purposes of determining whether
-----------  ---     ---
the Trust will have more than 100 Holders of Subject Certificates, each Person indirectly owning an interest in a Subject Certificate through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity")
                                                         -------------------
shall be treated as a Holder of a Subject Certificate unless the Servicer determines in its sole discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Trust.

     SECTION 6.4  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any
                  -------------------------------------------------
mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, pertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of a bona fide purchaser, the Seller shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and
                           -----------
Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of
        -----------
ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 6.5  Persons Deemed Owners.  Prior to due presentation of a
                  ---------------------
Certificate (other than a Bearer Certificate) for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to

Article V and for all other purposes whatsoever, and none of the Trustee, the
---------
Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in
                                                 --------  -------
determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Seller, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

     In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and
                                                              ----------
Article XII and for all other purposes whatsoever, and neither the Trustee, the
-----------
Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Seller, the Servicer or an Affiliate thereof.

     SECTION 6.6  Appointment of Paying Agent.
                  ---------------------------

     (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the
                   -----------     -
revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other than good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be Bankers Trust Company. Bankers Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer effective only upon the appointment of another Paying Agent. In the event that Bankers Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Collection Account or such other Series Account established pursuant to the Supplement with respect to any Series in the manner provided in the related Supplement and upon removal of a Paying Agent, such Paying Agent shall return all funds in its possession to the Collection Account or such other account established pursuant to the Supplement with respect to any Series in the manner provided in the related Supplement. The provisions of Sections 11.1, 11.2 and
                                                       -------------  ----
11.3 shall apply to the Trustee also in its role as Paying Agent for so long as
----
the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Seller shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

     (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

     SECTION 6.7  Access to List of Certificateholders' Names and Addresses.
                  ---------------------------------------------------------
The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list of the names and addresses of the Investor Certificateholders (other than Bearer Certificateholders) as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, if holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series then outstanding (the "Applicants") apply in writing to the Trustee, and
                              ----------
such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders (other than Bearer Certificateholders) held by the Trustee and shall give the Servicer notice that such request has been made, within a reasonable time but in any event not to exceed ten Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

     SECTION 6.8  Authenticating Agent.
                  --------------------

     (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Seller.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Seller.

     (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee
                                                    -----------
shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section
                                                                         -------
11.5.
----

     (e)  The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to
                            -------------  ----     ----
any authenticating agent.

     (f)  Pursuant to an appointment made under this Section 6.8, the
                                                     -----------
Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the certificates described in the Pooling and Servicing Agreement.


                         _____________________________
                         as Authenticating Agent
                              for the Trustee,

                    By:  _____________________________
                         Authorized Officer

     SECTION 6.9  Tender of Exchangeable Seller Certificate.
                  -----------------------------------------

     (a) Upon any Exchange, the Trustee shall issue to the Holder of the Exchangeable Seller Certificate under Section 6.1, for execution and redelivery
                                      -----------
to the Trustee for authentication under Section 6.2, one or more new Series of
                                        -----------
Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by the Seller. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

     (b) The Holder of the Exchangeable Seller Certificate may tender the Exchangeable Seller Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (any such tender, a "Seller Exchange"). In addition, to the
                                        ---------------
extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Seller may tender Investor Certificates of such Series and the Holder of the Exchangeable Seller Certificate may tender the Exchangeable Seller Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (an "Investor Exchange"). The Seller Exchange and Investor Exchange
                 -----------------
are referred to collectively herein as an "Exchange."  The Holder of the
                                           --------
Exchangeable Seller Certificate may perform an Exchange by notifying the Trustee, in writing at least three days in advance (an "Exchange Notice") of the
                                                        ---------------
date upon which the Exchange is to occur (an "Exchange Date").  Any Exchange
                                              -------------
Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Investor

Interest (or the method for calculating such Initial Investor Interest), which at any time, may not be greater than the current principal amount of the Exchangeable Seller Certificate at such time (or in the case of an Investor Exchange, the sum of the portion of the Investor Interest of the Series of Investor Certificates to be exchanged plus the current principal amount of the Exchangeable Seller Certificate), (b) its Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any, and (c) the provider or providers of the Enhancement, if any, with respect to such Series. On the Exchange Date, the Trustee shall only authenticate and deliver any such Series of Investor Certificates upon delivery to it of the following:
(a) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed
                                                      -----------------
by the Seller and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series of Investor Certificates will be treated as debt secured by the Receivables for Federal, New York and Connecticut income tax purposes, that the issuance of the newly issued Series of Investor Certificates will not adversely affect the Federal, New York and Connecticut income tax characterization of the Holder of any outstanding Series of Investor Certificates or any Certificate Owner or result in the trust being subject to Federal, New York or Connecticut tax at the entity level, (e) written confirmation from the Rating Agency that the Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (f) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller, that on the Exchange Date (i) the Seller, after giving effect to such Exchange, would not be required to add Additional Accounts pursuant to subsection 2.6(e) and (ii) after giving effect
                                -----------------
to such Exchange, the Seller Interest would be at least equal to the Minimum Seller Interest, and (g) the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Seller Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

     (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the interest payment date or dates and the date or dates from which interest shall accrue, including the Interest Accrual Period,
(vii) the name of the Clearing Agency, if any, (viii) the rights, if any, of the Holder of the Exchangeable Seller Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage, (xii) the Minimum Seller Interest, (xiii) the Minimum Aggregate Principal Receivables, (xiv) the Series Termination Date, (xv) the terms or any Enhancement with respect to such Series, (xvi) the Enhancement Provider, if applicable, (xvii) the Base Rate applicable to such Series, (xviii) the Repurchase Terms or the terms on which the Certificates of such Series may be remarketed to other investors, (xix) any deposit into any account maintained for the benefit of the Certificateholders of such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid, (xxii) whether the Certificates may be issued in bearer form and any limitations imposed thereon, (xxiii) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxiv) the priority of any Series with respect to any other Series,
(xxv) the Pool Factor, (xxvi) the Pool Amount and (xxvii) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). If
                                           ---------------
on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates then outstanding is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

     SECTION 6.10  Global Certificate; Euro-Certificate Exchange Date.  If
                   --------------------------------------------------
specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the
      ------------------
denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.10 shall apply to such Global
                                   ------------
Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered and/or Bearer Certificates in definitive form (the "Definitive Euro-Certificates").
                                      ----------------------------

     SECTION 6.11  Book-Entry Certificates.  Unless otherwise provided in any
                   -----------------------
related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency, by or on behalf of such
      ----------
Series. The Investor Certificates of each Series shall unless otherwise provided in the related Supplement initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.13. Unless and until definitive, fully registered
            ------------
Investor Certificates of any Series ("Definitive Certificates") have been issued
                                      -----------------------
to Certificate Owners pursuant to Section 6.13:
                                  ------------

          (i)  the provision of this Section 6.11 shall be in full force and
                                     ------------
     effect with respect to each such Series;

          (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

          (iii)  to the extent that the provisions of this Section 6.11 conflict
                                                           ------------
     with any other provisions of this Agreement, the provisions of this Section
                                                                         -------
     6.11 shall control with respect to each such Series; and
     ----

          (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section
                                                                         -------
     6.13, the initial Clearing Agency will make book-entry transfers among the
     ----
     Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

     SECTION 6.12  Notices to Clearing Agency.  Whenever notice or other
                   --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.13, the Trustee shall give all such notices and
            ------------
communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency for distribution to Holders of Investor Certificates.

     SECTION 6.13  Definitive Certificates.  If (i) (A) the Seller advises the
                   -----------------------
Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of the Certificate Owners, the Clearing Agency shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency, accompanied by written registration instructions from the applicable Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

     SECTION 6.14  Meetings of Certificateholders.  To the extent provided by
                   ------------------------------
the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1 of the
                                                         ------------
Agreement.

                              [End of Article VI]

                                   ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

     SECTION 7.1  Liability of the Seller.  The Seller shall be liable in
                  -----------------------
accordance herewith to the extent of the obligations specifically undertaken by the Seller.

     SECTION 7.2  Merger or Consolidation of, or Assumption of the Obligation
                  -----------------------------------------------------------
of, the Seller.
--------------

     (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfers the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association that is not subject to the Bankruptcy Code of 1978, as amended from time to time, or to any successor statute, if the Seller is not the surviving entity, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Enhancement Provider, to the extent so provided in the applicable Supplement, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller, as applicable hereunder and shall benefit from all the rights granted to the Seller, as applicable hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity (because such successor entity is not a Connecticut capital stock savings bank), such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

          (ii) the Seller has delivered to the Trustee and the Rating Agencies an Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2
                                                                  -----------
     and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding.

     (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except (i) for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph or (ii) other sales, transfers, or pledges including transfers of the Accounts, or other mergers, assumptions or consolidations other than those permitted by subsection 7.2(a) (A) which the
                                             -----------------
Seller and the Servicer determine will not be adverse to the Interests of the Certificateholders of any Series, (B) which the Rating Agency has advised the Seller and the Trustee in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series then outstanding,
(C) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller, as applicable hereunder, and shall benefit from all the rights granted to the Seller, as applicable hereunder, and
(D) for which the Enhancement Provider, if provided in the related Supplement, has given its consent, which consent shall not be unreasonably withheld.

     SECTION 7.3  Limitation on Liability of the Seller.  Subject to Section
                  -------------------------------------              -------
7.1, neither the Seller nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not
                             --------  -------
protect the Seller or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie
                                                                     ----- -----
properly executed and submitted by any Person respecting any matters arising hereunder.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                TO THE SERVICER

     SECTION 8.1  Liability of the Servicer.  The Servicer shall be liable in
                  -------------------------
accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

     SECTION 8.2  Merger or Consolidation of, or Assumption of the Obligations
                  ------------------------------------------------------------
of, the Servicer.
----------------

     (a) The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfers the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association that is not subject to the Bankruptcy Code of 1978, as amended from time to time, or to any successor statute or other entity which is not subject to the bankruptcy laws of the United States of America and shall be an Eligible Servicer, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Enhancement Provider, to the extent so provided in the applicable Supplement, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable (because such successor entity is not a Connecticut capital stock savings bank corporation) to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

          (ii) the Servicer has delivered to the Trustee and the Rating Agencies (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for
          -----------
     relating to such transaction have been complied with and (B) an Opinion of Counsel that such supplemental agreement is legal, valid and binding.

     (b) the obligations or duties of the Servicer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Servicer hereunder except for (i) mergers, consolidations, assumptions or transfers in accordance with the foregoing paragraph; (ii) transfers pursuant to Section 8.5
                                                                    -----------
and delegations pursuant to Section 8.7; (iii) the appointment of a Successor
                            -----------
Servicer pursuant to Section 10.2; and (iv) other sales, transfers, pledges or
                     ------------
other mergers, assumptions or consolidations (A) which the Seller and the Servicer determine will not be adverse to the interests of the Certificateholders of any Series, (B) which the Rating Agency has advised the Servicer and the Trustee in writing will not result in the reduction or withdrawal of its then-existing rating of the Certificates of any Series then outstanding, (C) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable to it hereunder, and shall benefit from all rights granted to the Servicer, as applicable hereunder and (D) for which the Enhancement Provider, if so provided in the related Supplement has given its consent, which consent shall not be unreasonably withheld.

     SECTION 8.3  Limitation on Liability of the Servicer and Others.  Except as
                  --------------------------------------------------
provided in Section 8.4 with respect to the Trust and the Trustee, neither the
            -----------
Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that
                                                     --------  -------
this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any
                            ----- -----
Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     SECTION 8.4  Servicer Indemnification of the Trust and the Trustee.  The
                  -----------------------------------------------------
Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or of the Trustee pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee for
       --------  -------
any acts, omissions or alleged acts or omissions which constitute or are caused by fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the
         -------- -------
Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer
                                            -------- -------
shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify the
                   -------- -------
Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.11). Any such indemnification shall not be
                         -------------
payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The obligations of the Servicer under this Section 8.4
                                                                -----------
shall survive the termination of the Trust and the resignation or removal of the Trustee.

     SECTION 8.5  Resignation of the Servicer.  The Servicer shall not resign
                  ---------------------------
from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a wholly owned subsidiary of People's Bank or any other entity as to which (i) the Rating Agency has given written notice that such substitution will not result in a reduction or withdrawal of the then existing ratings of the Investor Certificates then outstanding and (ii) the Enhancement Provider, where applicable, has given its consent which consent shall not be unreasonably withheld and, in either case, that qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such
                         ----------
effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If within
                                               ------------
120 days of the date of the determination that the Servicer may no longer act as Servicer hereunder under clause (a) above the Trustee is unable to appoint a
                         ----------
Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to the Rating Agency and the Enhancement Provider, if so provided in the related Supplement upon the appointment of a Successor Servicer.

     SECTION 8.6  Access to Certain Documentation and Information Regarding the
                  -------------------------------------------------------------
Receivables.  The Servicer shall provide to the Trustee access to the
-----------
documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the
                                             -----------
obligation of the Seller, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of
                                                      -----------
such obligations shall not constitute a breach of this Section 8.6.
                                                       -----------

     SECTION 8.7  Delegation of Duties.  It is understood and agreed by the
                  --------------------
parties hereto that the Servicer may delegate certain of its duties hereunder to any Affiliate of People's Bank. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Account Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than
           -----------
an

Affiliate of People's Bank, notification thereof shall be given to the Rating Agency.

     SECTION 8.8  Examination of Records.  The Servicer shall clearly and
                  ----------------------
unambiguously identify each Account (including any Additional Account or Automatic Additional Account designated pursuant to Section 2.6) in its computer
                                                    -----------
or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                             [End of Article VIII]

                                   ARTICLE IX

                                 PAY OUT EVENTS

     SECTION 9.1  Pay Out Events.  If any one of the following events shall
                  --------------
occur:

          (a) the Seller shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Seller shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

          (b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates (each, a "Trust
                                                                          -----
Pay Out Event") shall occur without any notice or other action on the part of
-------------
the Trustee or the Investor Certificateholders immediately upon the occurrence of such event and notice of such Trust Pay Out Event shall be sent by the Servicer to the Rating Agencies.

     SECTION 9.2  Additional Rights Upon the Occurrence of Certain Events.
                  -------------------------------------------------------

     (a) If the Seller shall consent to the appointment of a conservator, receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Seller (an "Insolvency Event"), the Seller shall on the day
                                ----------------
of such Insolvency Event (the "Appointment Day") immediately cease to transfer
                               ---------------
Principal Receivables to the Trust and shall promptly give notice to the

Trustee of such appointment or voluntary liquidation. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the
                                      ----------
Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting
                                                     -----------
instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the
            ----------                                ----------------
Trustee shall have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a Series having more than one Class, each Class of such Series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the portion of Receivables allocable to any Series that did not vote to disapprove of the liquidation of the Receivables in accordance with this Agreement in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables allocable to any outstanding Series, unless the holders of more than 50% of the principal amount of each Class of such Series instruct the Trustee not to sell the portion of the Receivables allocable to such Series, in which case the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the Supplement. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Seller Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables for all Series outstanding and (2) the Investor Interest of such Series. The Seller or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Seller or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from any such bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.  The provisions of Sections 9.1 and 9.2 shall not be
                                            ------------     ---
deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on
                        --------------
the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, however that the proceeds for any such sale,
              ----------  --------  -------
disposition or liquidation of Receivables with respect to a Series but not all of the outstanding Series shall be applied solely to make payments to such Series; provided, further that the Trustee shall determine conclusively the
        --------  -------
amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

                              [End of Article IX]

                                   ARTICLE X

                               SERVICER DEFAULTS

     SECTION 10.1  Servicer Defaults.  If any one of the following events (a
                   -----------------
"Servicer Default") shall occur and be continuing:
-----------------

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to

     Article IV or to instruct the Trustee to make any required drawing,
     ----------
     withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Certificateholders of any Series (which determination shall be made without regard to whether funds are available to the Certificateholders of any Series under any applicable Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by (i) the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby or (ii) to the extent provided in any Supplement by the related Enhancement Provider, and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;
                                                         -----------

          (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series (which determination shall be made without regard to whether funds are available to the Certificateholders of any Series under any applicable Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by (i) the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby or (ii) to the extent provided in any Supplement by the related Enhancement Provider, and continues to materially adversely affect such Investor Certificateholders for such period; or

          (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the
                             ------------------
     rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this
        ------------
     Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Excess Funding Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Recoveries and Interchange allocable to the Trust. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to
                                      ------------
     disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. Subject to the immediately preceding sentence, the Servicer agrees to grant to the Successor Servicer an exclusive, non-transferrable, non-assignable license to utilize the software which is owned by the Servicer and which is used by the Servicer in connection with the servicing of the Accounts and the Receivables; provided, however, that such software shall be used by the
                      --------  -------
     Successor Servicer solely for the purposes of servicing the Accounts and the Receivables. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

     SECTION 10.2  Trustee to Act; Appointment of Successor.
                   ----------------------------------------

     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing
            ------------
functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify the Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as successor servicer (the "Successor Servicer"), and such
                                                 ------------------
Successor Servicer shall accept its
appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer then the Trustee shall offer the Servicer, for so long as People's Bank is the Servicer, the right to accept reassignment of all of the Receivables and the Seller may accept reassignment of all the Receivables on a date designated by the Seller (the "Reassignment Date"); provided, however, that if the short-term deposits or
      -----------------    --------  -------
long-term unsecured debt obligations of the Seller are not rated at the time of such purchase at least P-3 or Baa-3, respectively, by Moody's, no such purchase by the Seller shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Seller. The reassignment deposit amount with respect to each Series for such reassignment shall be equal to the sum of (A) the higher of (x) the sum of (i) the Investor Interest of such Series as of the end of the Monthly Period preceding the Reassignment Date less the amount, if any, previously accumulated for the payment of principal with respect to such Series as provided in the related Supplement on the related Transfer Date following the date of such reassignment, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates less the amount, if any, accumulated to pay interest with respect to such Series as provided in the related Supplement on the Transfer Date following the date of such reassignment, accrued at the applicable Certificate Rate through the date of reassignment and
(y) the average bid price quoted by two recognized dealers for a security similar to the Investor Certificates of each such Series and rated in the highest rating category by the Rating Agency and having a remaining maturity approximately equal to the remaining maturity of such Series and (B) if, as provided in the related Supplement, certain unpaid amounts to the Enhancement Provider with respect to such Series. The reassignment deposit amount with respect to each Series shall be deposited in the Collection Subaccount or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of such Series pursuant to Section 12.3 of the
                                                       ------------
Agreement. Any payment with respect to the Enhancement Provider of any Series shall be made in the manner provided in the Supplement with respect to such Series. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an agent in accordance with the provisions of subsection 3.1(b).
                                                             -----------------
Notwithstanding the above, the

Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicer of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

     (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the references to
                                 --------  -------
Servicer contained in Sections 8.4 and 11.5 shall be deemed to refer to the
                      ------------     ----
Servicer with respect to responsibilities, duties and liabilities arising during or with respect to such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising during or with respect to such time that the Successor Servicer acts as Servicer under this Agreement. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

     (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation
                                --------  -------
shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Seller agrees that if the Servicer is terminated
            -----------
hereunder, it will agree, at the request of the Trustee or any Successor Servicer, to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its
                                                       ----------
share of the compensation of the Successor Servicer.

     (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Seller and,
            ------------
without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to
                     ------------
disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

     SECTION 10.3  Notification to Certificateholders.  Within three Business
                   ----------------------------------
Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and the Trustee shall give notice to the Investor Certificateholders (other than Bearer Certificateholders) at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to
        ---------
Investor Certificateholders (other than Bearer Certificateholders) at their respective addresses appearing in the Certificate Register.

     SECTION 10.4  Waiver of Past Defaults.  The Holders of Investor
                   -----------------------
Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of each Series adversely affected by any default by the Servicer may, on behalf of all Holders of Certificates of such Series, waive any default by the Servicer or Seller in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the
            ----------
Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such
                                                      ----------
waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied to every purpose of this Agreement and the Rating Agencies shall be sent notice of any such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

                                   ARTICLE XI

                                  THE TRUSTEE

     SECTION 11.1  Duties of Trustee.
                   -----------------

     (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt written notice to any Enhancement Provider affected thereby and the Certificateholders (or, in the case of the Holders of Bearer Certificates, notice by publication in the manner described in the related Supplement) of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle such Enhancement Provider or a specified percentage of the Certificateholders, as the case may be, to take any action pursuant to this Agreement.

     (c)  Subject to subsection 11.1(a), no provision of this Agreement shall be
                     ------------------
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided,
                                                                --------
however, that:
-------

          (i) the Trustee shall not be personally liable for an error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.1 unless a
                                    -----------     ---    ------------
     Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Enhancement Provider or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby; and

          (iv) in the event that the Trustee is acting as Successor Servicer, its liability as Servicer shall be limited as specified in Section 8.3.
                                                                -----------

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

     (f)  Except as provided in this subsection 11.1(f), the Trustee shall have
                                     ------------------
no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof, (ii) add any other
                            -----------    ---
investment, obligation or security to the Trust, except for an addition permitted under Section 2.6 or (iii) withdraw from the Trust any Receivables,
                -----------
except for withdrawal permitted under Section 2.7, 9.2, 10.2, 12.1 or 12.2 or
                                      -----------  ---  ----  ----    ----
subsection 2.4(d) or 2.4(e) or Article IV.
-----------------    ------    ----------

     (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon a Responsible Officer's obtaining actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

     (h) If the Seller has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Seller, the Trustee will enter into such intercreditor agreements (which shall be in form and substance satisfactory to the Trustee) with the transferee of such receivables as are customary and necessary to separately identify the rights, if any, of the Trustee, the Trust and such other Person in the Seller's credit card receivables; provided that the Trustee, on behalf of
                                      --------
the Trust, shall not enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders, any Enhancement Provider or the Trustee and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement reasonably requested by the Trustee.

     SECTION 11.2  Certain Matters Affecting the Trustee. Except as otherwise
                   -------------------------------------
provided in Section 11.1:
            ------------

          (a) the Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and any Opinion of Counsel or written advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or written advice of counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default of which a Responsible Officer has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement or any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by
     (i) any Enhancement Provider who, or (ii) Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which, could be adversely affected if the Trustee does not perform such acts; provided, however, that the Enhancement
                                 --------  -------
     Provider shall reimburse the Trustee for any reasonable out-of-pocket expenses resulting from any such investigation requested by it;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, nominee, custodian or attorney appointed with due care by it hereunder; and

          (g)  except as may be required by subsection 11.1(a) hereof, the
                                            ------------------
     Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Servicer with its respective representations and warranties or for any other purpose.

     SECTION 11.3  Trustee Not Liable for Recitals in Certificates.  The Trustee
                   -----------------------------------------------
assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the

Certificates).  Except as set forth in Section 11.15, the Trustee makes no
                                       -------------
representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificates of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, or any Series Account by the Servicer.

     SECTION 11.4  Trustee May Own Certificates.  The Trustee in its individual
                   ----------------------------
or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 11.5  The Servicer to Pay Trustee's Fees and Expenses.  The
                   -----------------------------------------------
Servicer covenants and agrees to pay the Trustee from time to time, and the Trustee shall be entitled to receive reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account, the Excess Funding Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-Trustees and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this
                                            ------------
Section 11.5 shall not apply to expenses, disbursements and advances made or
------------
incurred by the Trustee in its capacity as Successor Servicer.

          The obligations of the Servicer under this Section 11.5 shall survive
                                                     ------------
     the termination of the Trust and the resignation or removal of the Trustee.

     SECTION 11.6  Eligibility Requirements for Trustee.  The Trustee hereunder
                   ------------------------------------
shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and rated at least Baa-3. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and
                                        ------------
surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the
                   ------------
manner and with the effect specified in Section 11.7.
                                        ------------

     SECTION 11.7  Resignation or Removal of Trustee.
                   ---------------------------------

     (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer with a copy to the Enhancement Provider. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee, subject to the consent of the Enhancement Provider of any Series (if the Supplement relating to such Series so requires) which shall not be unreasonably withheld. In addition, the Servicer shall notify the Rating Agency of the removal or discharge of the Trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after
                       ------------
written request therefor by the Seller, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall
                                                            ------------
not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising
            ------------
hereunder shall survive such appointment of a successor trustee. Notice of any action under this Section 11.7 shall be sent to the Rating Agencies.
                  ------------

     SECTION 11.8  Successor Trustee.
                   -----------------

     (a)  Any successor trustee appointed as provided in Section 11.7 hereof
                                                         ------------
shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b)  No successor trustee shall accept appointment as provided in this

Section 11.8 unless at the time of such acceptance such successor trustee shall
------------
be eligible under the provisions of Section 11.6 hereof.
                                    ------------

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession
     ------------
hereunder to all Certificateholders at their addresses as shown in the Certificate Register. Notice to Bearer Certificateholders shall be given in the manner provided in the related Supplement.

     SECTION 11.9  Merger or Consolidation of Trustee.  Any Person into which
                   ----------------------------------
the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6
                                                                    ------------
hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.10  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, or all or any part of the Trust, and to vest in such

Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations,
                                -------------
rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to
                                         ------------
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.
                        ------------

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance
        ----------
of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.11  Tax Returns.  In the event the Trust shall be required to
                    -----------
file tax returns, the Servicer, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for a signature at least five days before such returns are due to be filed. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such returns. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     SECTION 11.12  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or any
------------
Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

     SECTION 11.13  Suits for Enforcement.  If a Servicer Default shall occur
                    ---------------------
and be continuing, the Trustee, in its discretion
may, subject to the provisions of Section 10.1, proceed to protect and enforce
                                  ------------
its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

     SECTION 11.14  Rights of Certificateholders to Direct Trustee.  Holders of
                    ----------------------------------------------
Investor Certificates evidencing Undivided Interests evidencing more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
                                             --------  -------
Section 11.1, the Trustee shall have the right to decline to follow any such
------------
direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the
               -------- -------
right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

     SECTION 11.15  Representations and Warranties of Trustee.  The Trustee
                    -----------------------------------------
represents and warrants that:

     (a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

     (b) the Trustee has full power and authority to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

     (c)  this Agreement has been duly executed and delivered by the Trustee.

     SECTION 11.16  Maintenance of Office or Agency.  The Trustee will maintain
                    -------------------------------
at its expense in the Borough of Manhattan, the

City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer, each Enhancement Provider and to Certificateholders (or in the case of Bearer Certificates, in the manner provided in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.



                              [End of Article XI]

                                   ARTICLE XII

                                  TERMINATION

     SECTION 12.1  Termination of Trust.
                   --------------------

     (a) The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11.5 and
                                                          ------------
subsection 12.3(b), on the Trust Termination Date; provided, however, that the
------------------                                 --------  -------
Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Seller Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall
                                                      ---------------
specify the date on which the Trust shall terminate (such date, the "Extended
                                                                     --------
Trust Termination Date"); provided, however, that the Extended Trust Termination
----------------------    --------  -------
Date shall be not later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. The Servicer and the Holder of the Seller Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

     (b) In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Investor Interest of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV) would be greater
                                                ----------
than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables. The Seller shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article
                                                                        -------
IV; provided, however, that the Trustee shall determine conclusively the amount
--  --------  -------
of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of

Article IV.
----------

     SECTION 12.2  Optional Purchase and Final Termination of Investor
                   ---------------------------------------------------
Certificates of any Series.
--------------------------

     (a) If so provided in any Supplement, the Seller may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Article IV, the amount specified in such Supplement;
                   ----------
provided, however, that if the short-term deposits or long-term unsecured debt
--------  -------
obligations of the Seller are not rated at the time of such purchase of Receivables at least P-3 or Baa-3, respectively, by Moody's, no such event shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Collection Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Seller.

     (b)  The amount deposited pursuant to subsection 12.2(a) shall be paid to
                                           ------------------
the Investor Certificateholders of the related Series (and the Enhancement Provider if so provided in the related Supplement) pursuant to Article IV on the
                                                               ----------
related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Seller pursuant to subsection 12.2(a)
                                                          ------------------
shall be delivered by the Seller upon such purchase to, and be cancelled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller. The Investor Interest of each Series which is purchased by the Seller pursuant to subsection 12.2(a) shall, for the purposes of the
                          ------------------
definition of "Seller Interest", be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Seller Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

     SECTION 12.3  Final Payment with Respect to any Series.
                   ----------------------------------------

     (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least 2 Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series (and the Enhancement Provider if so provided in the related Supplement) mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (a) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to Section 3.4(e), 9.2, 10.2, or, if applicable, subsection 12.2(a) of
            --------------  ---  ----                     ------------------
the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of the
                                                       ---------
Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

     (b)  Notwithstanding the termination of the Trust pursuant to subsection
                                                                   ----------
12.1(a) or the occurrence of the Series Termination Date with respect to any
-------
Series, all funds then on deposit in the Collection Account or any Series Account shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned notice, the Trustee shall give a second written notice (in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Seller upon request any monies held by them for the payment of the principal or interest which remains unclaimed for two years. After payment to the Seller,

Investor Certificateholders entitled to the money must look solely to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

     (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller.

     SECTION 12.4  Seller's Termination Rights.  Upon the termination of the
                   ---------------------------
Trust pursuant to Section 12.1 of the Agreement and the surrender of the
                  ------------
Exchangeable Seller Certificate, the Trustee shall return to the Holder of the Exchangeable Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto and all proceeds thereof and Recoveries and the Interchange allocable to the Trust pursuant to subsections 2.5(k) and (l) except for amounts held by the
                      ------------------     ---
Trustee pursuant to subsection 12.3(b) of the Agreement.  The Trustee shall
                    ------------------
execute and deliver such instruments of transfer and assignment, on behalf of the Trust, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Seller Certificate to vest in the Holder of the Exchangeable Seller Certificate all right, title and interest which the Trust had in the Receivables.



                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     SECTION 13.1  Amendment.
                   ---------

          (a) (i) This Agreement may be amended from time to time by the Servicer, the Seller and the Trustee, without the consent of any holder of any outstanding Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall
                                       --------  -------
     not adversely affect in any material respect the interests of any Investor Certificateholders. The Trustee may request an Officer's Certificate and/or an Opinion of Counsel on these matters, prior to executing an amendment. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (ii) This Agreement may be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Trustee (and the Enhancement Provider, if so provided in the related Supplement) and without the consent of the Certificateholders, to (A) provide for the transfer by the Seller of its interest in and to all or part of the Accounts in accordance with the provisions of Section 7.2 hereof, (B) provide for the
                                       -----------
     purchase of Principal Receivables by the Trust at a price which is less than 100% of the outstanding balance thereof, and to provide thereafter for the treatment of Collections of Principal Receivables, in an amount up to the aggregate amount by which the purchase price of Principal Receivables sold thereafter is less than 100%, as Collections of Finance Charge Receivables; provided, however, that any such action shall not adversely
                  --------  -------
     affect in any material respect the interests of the Certificateholders; further provided that the Servicer and the Trustee shall have received notice from the Rating Agency that such amendment pursuant to this Section
                                                                        -------
     13.1(a)(ii) will not result in the reduction or withdrawal of its then-
     -----------
     existing rating of the Certificates of any Series.

     (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Seller and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment (and, to the extent provided in any Supplement, with the consent of the related Enhancement Provider, which consent shall not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of holders of any Series then issued and outstanding (provided, however, that the right of any Enhancement Provider to consent pursuant to any Supplement to any such amendment shall be limited to matters involving (i) the provisions of this Agreement which affect such Enhancement Provider, (ii) the provisions of the related Supplement, and (iii) the rights of holders of the related Series); provided, however, that no such
                                              --------  -------
amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Undivided Interest of any Investor Certificateholder of such Series without the consent of each Investor Certificateholder of such Series, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected (and, to the extent provided in any Supplement, with the consent of the related Enhancement Provider, which consent shall not be unreasonably withheld) or (iv) result in any withdrawal or downgrade of the rating of the Certificates.

     (c)  Notwithstanding anything in this Section 13.1 to the contrary the
                                           ------------
Series Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Series Supplement.

     (d) Promptly after the execution of any amendment the Trustee shall furnish such amendment to any related Enhancement Provider and to the Rating Agency; provided, however, that the Trustee shall furnish a copy of each such
        --------  -------
amendment pursuant to subsection 13.1(a)(ii) to the Rating Agency prior to the
                      ----------------------
execution of such amendment.

     (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any
                              ------------
proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     SECTION 13.2  Protection of Right, Title and Interest to Trust.
                   ------------------------------------------------

     (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and, the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).
------------------

     (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of New York, the Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

     (c) Each of the Seller and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables (including the establishment of any office from which it services the Receivables or keeps records concerning the Receivables) or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Seller and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     (d) The Servicer will deliver to the Trustee: (i) upon the execution and delivery of each amendment of Article I, II, III or IV hereto (or, with respect
                              ---------  --  ---    --
to Article IV, as incorporated in the related Supplement; provided, however,
   ----------                                             --------  -------
that the adoption of a

Supplement pursuant to Section 6.9 of the Agreement which supplements or modifies Article IV for a particular new Series shall not be considered an
         ----------
amendment), other than amendments pursuant to subsection 13.1(a), and upon each
                                              ------------------
date that any Additional Accounts or Automatic Additional Accounts are to be included in the Accounts pursuant to Section 2.6 hereof, an Opinion of Counsel
                                     -----------
substantially in the form of Exhibit F; and (ii) on or before March 31 of each
                             ---------
year, beginning with March 31, 1994 an Opinion of Counsel, substantially in the form of Exhibit G.
        ---------

     SECTION 13.3  Limitation on Rights of Certificateholders.
                   ------------------------------------------

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in any
                                                  ------------
manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more

Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the
                   ------------
Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 13.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.5  Notices.  All demands, notices, instructions and
                   -------
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or sent by first class mail, facsimile or courier to (a) in the case of the Seller and the Servicer, to People's Bank, 850 Main Street, Bridgeport, Connecticut 06604, Attention: William T. Kosturko, Esq., (b) in the case of the Trustee, Four Albany Street, 10th Floor, New York, New York 10006, Attention: Corporate Trust and Agency Group, Structured Finance Team and (c) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register or, with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice required to be delivered hereunder to Certificateholders, any report delivered by Servicer or independent certified public accountants under Article III, any amendment or supplement
                                   -----------
delivered pursuant to Section 13.1, and any opinion delivered hereunder shall be
                      ------------
given by first class mail, postage prepaid, to Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, 4th Floor and to Standard & Poor's at Standard and Poor's Corporation, 26 Broadway, New York, New York 10004, Attention: Asset-Backed Surveillance Group or with respect to any other

Rating Agency, the address supplied by such Rating Agency in writing to the Servicer. The Seller and the Servicer, as the case may be, shall provide 60 days' prior written notice to the Investor Certificateholders of any sale of Accounts pursuant to Section 7.2(b) or any transfer of Servicing pursuant to
                     --------------
Section 8.2(b) or 8.5.
--------------    ---

     SECTION 13.6  Severability of Provisions.  If any one or more of the
                   --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

     SECTION 13.7  Certificates Non-Assessable and Fully Paid.  It is the
                   ------------------------------------------
intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and
                                                  ------------     ---
shall be deemed fully paid.

     SECTION 13.8  Further Assurances.  The Seller and the Servicer agree to do
                   ------------------
and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 13.9  No Waiver; Cumulative Remedies.  No failure to exercise and
                   ------------------------------
no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 13.10  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 13.11  Third-Party Beneficiaries.  This Agreement will inure to the
                    -------------------------
benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or
                           ------------
obligation hereunder.

     SECTION 13.12  Actions by Certificateholders.
                    -----------------------------

     (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

     (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     SECTION 13.13  Rule 144A Information.  For so long as any of the Investor
                    ---------------------
Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933 each of the Seller, the Servicer, the Trustee and the Enhancement Provider for such Series agrees to cooperate with the others to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144 A(d)(4) under the Act.

     SECTION 13.14  Merger and Integration.  Except as specifically stated
                    ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 13.15  Headings.  The headings herein are for purposes of reference
                    --------
only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                             [End of Article XIII]

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              PEOPLE'S BANK,
                                Seller and Servicer



                              By:
                                 ------------------------------
                                       Name:
                                       Title:



                              BANKERS TRUST COMPANY,
                                not in its individual capacity
                                but solely as Trustee



                              By:
                                 ------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A
                                                                       ---------

                    FORM OF EXCHANGEABLE SELLER CERTIFICATE
                    ---------------------------------------

No. 1  One Unit

                     PEOPLE'S BANK CREDIT CARD MASTER TRUST
                        EXCHANGEABLE SELLER CERTIFICATE

THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE AGREEMENT REFERRED TO HEREIN. A COPY OF THE AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                 This Certificate represents Seller Interest in
                 ----------------------------------------------
                     People's Bank Credit Card Master Trust
                     --------------------------------------

Evidencing an interest in a trust, the Corpus of which consists of a portfolio of VISA/*/ and MasterCard/*/ credit card receivables generated or to be generated by People's Bank.


                    (Not an interest in or an obligation of
                                 People's Bank
                           or any Affiliate thereof.)

   This certifies that PEOPLE'S STRUCTURED FINANCE CORP. (the "Holder") is the
                                                               ------
registered owner of an undivided interest in People's Bank Credit Card Master Trust (the "Trust") not represented by any Series of Investor Certificates
            -----
issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 or any Supplement thereto (as the Amended and Restated Pooling and Servicing Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by any Supplement thereto, the "Agreement"). The corpus of the Trust (a) as of
                             ---------
March [  ], 1997 consists of (i) a portfolio of receivables (the "Receivables")
                                                                  -----------
then existing or thereafter created and arising in connection with certain VISA and MasterCard credit card accounts (the "Accounts") of People's Bank (the
                                          --------
"Seller"), a Connecticut stock savings bank, and in connection with any accounts
-------
that meet the definition of Automatic Additional Accounts (other than Receivables in Additional Accounts), (ii) all monies and investments due or to become due with respect thereto (including all Finance Charge Receivables),
(iii) all proceeds of such Receivables, (iv) Recoveries allocable to the Trust pursuant to the Agreement, and (v) Interchange allocable to the Trust

-----------------------
/*/ VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

pursuant to the Agreement and all proceeds thereof, and (b) consists of or will from time to time consist of (vi) monies and investments on deposit, from time to time, in the Collection Account, the Excess Funding Account, the Series Accounts maintained for the benefit of the Certificateholders of any Series of Certificates, and (vii) any Enhancement and all monies available under any Enhancement, provided or to be provided for any Series for payment to the Certificateholders of such Series (clauses (a) and (b) above, collectively, the "Trust Assets").
 ------------

   Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceed and duties evidenced hereby. A copy of the Agreement, may be requested from the Trustee by writing to the Trustee at Four Albany Street, New York, NY 10006; Attention: Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

   THE AGREEMENT AND THE CERTIFICATES CREATED THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

   This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, and any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Sections 6.3 or 6.9 of the Agreement.

   The Receivables consist of Principal Receivables which arise generally from the purchase of goods, services and cash advances and of Finance Charges and other fees and charges, as more fully specified in the Agreement.

   This Certificate is the Exchangeable Seller Certificate (the "Certificate"),
                                                                 -----------
which represents an interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Agreement to be paid to the Holder of the Exchangeable Seller Certificate. The aggregate interest represented by this Certificate at any time in the Receivables in the Trust shall not exceed the Seller Interest at such time. In addition to this Certificate, Investor Certificates will be issued to investors from time to time pursuant to the Agreement, each of which will represent the interests of Investor Certificateholders of a specific Series in the Trust.
This Certificate shall not represent any interest in the Collection Account, any Series Account, or any Enhancement. The Seller Interest on any date of determination will generally be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination minus the Aggregate Investor Interest at the end of such day.
              -----

   This Certificate does not represent an obligation of, or any interest in, the Seller or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This Certificate has a limited right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

   Subject to prior termination of the Trust, the Agreement, the obligations created by the Agreement and the Trust shall terminate on the earlier to occur of (i) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Collection Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay the Aggregate Investor Interest plus interest accrued at the applicable Certificate Rate through the end of the related Interest Accrual Period prior to the Distribution Date with respect to each such Series in full (unless a Trust Extension shall have occurred pursuant to Section 12.1 of the Agreement), (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of the Agreement. Upon the termination of the Trust pursuant to
Section 12.1 of the Agreement, the Trustee shall assign and convey to the Holder of the Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof and Interchange relating thereto and Recoveries allocable to the Trust and the proceeds thereof. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Seller Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

   Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

   IN WITNESS WHEREOF, People's Bank, has caused this Certificate to be duly executed by its duly authorized officer.

                                           PEOPLE'S BANK



                                           By: ___________________________
                                               Name:
                                               Title:



Dated ______________, _____

                Form of Trustee's Certificate of Authentication
                -----------------------------------------------

   This is the Seller Certificate referred to in the within mentioned Amended and Restated Pooling and Servicing Agreement.


                                    BANKERS TRUST COMPANY



                                    By:___________________________
                                            Authorized Officer

                                                                       EXHIBIT B
                                                                       ---------



                      FORM OF ASSIGNMENT OF RECEIVABLES IN
                      ------------------------------------
                              ADDITIONAL ACCOUNTS
                              -------------------


   ASSIGNMENT No. ____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of _____________, __________ by and between PEOPLE'S BANK, a Connecticut stock savings bank (the "Seller"), to Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              -------------------

   WHEREAS, the Seller and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of March [ ], 1997 (as heretofore amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

   WHEREAS, pursuant to the Pooling and Servicing Agreement the Seller wishes to designate Additional Accounts of the Seller to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing hereinafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the "Pooling and Servicing Agreement); and

   WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

   NOW, THEREFORE, the Seller and the Trustee hereby agree as follows:

   SECTION 1.  Defined Terms.  All terms defined in the Pooling and Servicing
               -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

   "Addition Date" shall mean, with respect to the Additional Accounts
    -------------
designated hereby, ____________________, _________________________.

   "Addition Notice Date" shall mean, with respect the Additional Accounts
    --------------------
designated hereby, ________________, (which shall be a date on or prior to the fifth Business Day with respect to Accounts added pursuant to Section 2.6(a) prior to the twentieth Business Day pursuant to Section 2.6(a)(i) prior to the Addition Date.)

   SECTION 2.  Designation of Additional Accounts.  The Seller shall deliver to
               ----------------------------------
the Trustee, on behalf of the Trust, not later than three Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each VISA and MasterCard account which, as of the Addition Date shall be deemed to be an Additional Account (such accounts being identified by account number as of the close of business on the Additional Date by including in such computer file or microfiche list code "____" with respect to the first addition of Accounts; "____________________" with respect to the second addition of Accounts, and so on in sequence, in the dependent number field.
Such list shall be marked as Schedule I to this Agreement and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.]

   SECTION 3.  Deposits into the Collection Account.
               ------------------------------------

   (a) Not later than the second Business Day following the completion of each Billing Cycle in which the Addition Date occurs, the Servicer shall deposit into the Collection Account any amounts received from the Obligors relating to the Additional Accounts to which such Billing Cycle relates during such Billing Cycle to the extent not so deposited pursuant to subsection 3(b) below and
Article IV of the Agreement.

   (b) On or before the second Business Day following the end of each Billing Cycle which occurs during the 30-days immediately following such Addition Date, the Seller shall deposit into the Collection Account an amount equal to, with respect to Receivables in the Additional Accounts in each Billing Cycle in which the Addition Date occurs, the Collections of Finance Charge Receivables and Principal Receivables processed on each Date of Processing from and including the first Date of Processing in such Billing Cycle through and including the Date of Processing immediately preceding the Addition Date.

   SECTION 4.  Conveyance of Receivables.
               -------------------------

   (a) The Seller does hereby transfer, assign, set-over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of the Transferor in and to (i) the Receivables now existing and hereafter created in the Additional Accounts designated hereby, (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables),
(iii) all proceeds of such Receivables, (iv) Insurance proceeds relating to the Receivables, (v) Recoveries allocable to the Trust and (vi) Interchange related to such Receivables pursuant to Subsection 2.5(k) of the Pooling and Servicing Agreement.

   (b) In connection with such transfer, the Seller agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Automatic Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-106 of the UCC as in effect in the State of New York meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 4. consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

   (c) In connection with such transfer, the Seller further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files by including in such computer file or microfiche list the code "____" with respect to the first addition of Accounts, "____" with respect to the second addition of Accounts, and so on in sequence, in the dependent number field that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

   SECTION 5.  Acceptance by Trustee.  The Trustee hereby acknowledges its
               ---------------------
acceptance on behalf of the Trust of all right, title and interest previously held by the Seller in and to (i) the Receivables now existing and hereafter created in the Additional Accounts designated hereby, (ii) all monies to be due with respect thereto (including all Finance Charge Receivables), (iii) all proceeds of such Receivables, (iv) Insurance Proceeds relating to the Receivables, (v) Recoveries allocated to the Trust and (vi) Interchange relating to such Receivables pursuant to Subsection 2.5(k) of the Pooling and Servicing Agreement, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Pooling and Servicing Agreement, for the benefit of all Certificateholders.

   SECTION 6.  Representations and Warranties of the Seller.  The Seller hereby
               --------------------------------------------
represents and warrants to the Trustee and the Trust as of the Addition Date:

          (a) Legal Valid and Binding Obligation.  This Assignment constitutes a
              ----------------------------------
     legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of Connecticut stock savings banks, (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (iii) subject to the unenforceability of provisions indemnifying a party against liability where such indemnification is contrary to public policy, (iv) subject to the effect of judicial decisions which have held that certain covenants and provisions of agreements are unenforceable where (y) the breach of such covenants or provisions imposes restrictions or burdens where it cannot be demonstrated that such breach is a material breach of a material covenant or provision, or (z) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing, and (v) subject to the unenforceability of provisions herein to the effect that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement modifying such provisions has been entered into.

          (b) Eligibility of Accounts.  Each Additional Account designated
              -----------------------
     hereby is, as of the end of the related Billing Cycle immediately preceding the Addition Date, an Eligible Additional Account.

          (c) Selection Procedures.  No selection procedures believed by the
              --------------------
     Seller to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Additional Accounts owned by the Seller.

          (d) Insolvency.  As of the Addition Date, the Seller is not insolvent
              ----------
     and, after giving effect to the conveyance set forth in Section 4 of this Assignment, will not be insolvent.

          (e) Security Interest.  This Assignment constitutes either (i) a valid
              -----------------
     transfer and assignment to the Trust of all right, title and interest of the Seller in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the State of New York) of such Receivables and Insurance Proceeds and Recoveries relating thereto, and such Receivables and any proceeds thereof and Recoveries allocable to the Trust and the Interchange relating to such Receivables pursuant to Section 2.5(k) of the Agreement will be held by the Trust free and clear of any Lien of any Person claiming through or under Seller or any of its Affiliates except for (x) Liens permitted under subsection 2.3(b) of the Pooling and Servicing Agreement and subject to
     Section 9.306 of the UCC in effect in the State of New York, (y) the interest of the Holder of the Seller Certificate and (z) the Seller's right to interest accruing on, and investment earnings in respect of, the Collection Account, the Retention Account or any Series Account as provided in the Pooling and Servicing Agreement; or (ii) it constitutes a grant of a security interest (as defined in the UCC as in effect in the State of New
     York) in such property to the Trust, which is enforceable with respect to the existing Receivables of the [Additional Accounts] [Automatic Additional Accounts] designated hereby, the proceeds (as defined in the UCC as in effect in the State of New York) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the State of New York) thereof, Recoveries allocable to the Trust and Interchange with respect to such Receivables pursuant to subsection 2.5(k) of the Pooling and Servicing Agreement upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 4 of this Assignment with respect to the Additional Accounts designated hereby and, in the case of Receivables hereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of New York) thereof, Insurance Proceeds relating to such Receivables, Recoveries allocable to the Trust and Interchange with respect to such Receivables pursuant to subsection 2.5(k) of the Pooling and Servicing Agreement, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement or as provided in Section 9-306 of the UCC as in effect in the State of Connecticut or New York, whichever is applicable.

     SECTION 7.  Conditions Precedent.  The acceptance of the Trustee set forth
                 --------------------
in Section 5 and the amendment of the Pooling and Servicing Agreement set forth in Section 8 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (1) Officer's Certificate.  The Seller shall have delivered to the
              ---------------------
     Trustee a certificate of a Vice President or more senior officer, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Seller in Section 6 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

          (2) Opinion of Counsel.  The Seller shall have delivered to the
              ------------------
     Trustee an opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit F to the Pooling and Servicing Agreement.

          (3) Additional Information.  The Seller shall have delivered to the
              ----------------------
     Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 6(d) to this Agreement.

          (4) Notice of Addition of Accounts.  The Seller (i) shall have
              ------------------------------
     provided the Rating Agency, the Servicer and the Enhancement Provider, if so provided in the Supplement with respect to any Series, with the notice specified provided in subsections 2.6(f) of the Pooling and Servicing Agreement, at the time specified therein.

     SECTION 8.  Amendment of the Pooling and Servicing Agreement.  The Pooling
                 ------------------------------------------------
and Servicing Agreement is hereby amended to provided that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling a Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

     SECTION 9.  Counterparts.  This Assignment may be executed in two or more
                 ------------
counterparts (and by different parties or separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                  -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              PEOPLE'S BANK



                              By: ___________________________
                                  Name:
                                  Title:


                              BANKERS TRUST COMPANY, not in its
                                individual capacity, but solely
                                as Trustee


                              By: ___________________________
                                  Name:
                                  Title:

                                              Schedule 1
                                              to Assignment of
                                              Receivables in
                                              Additional Accounts
                                              -------------------


                              ADDITIONAL ACCOUNTS

                             [Deemed Incorporated]

                                                                       EXHIBIT C
                                                                       ---------

                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                     --------------------------------------

                       __________________________________

                                 PEOPLE'S BANK
                       __________________________________

             People's Bank Credit Card Master Trust, Series ______

                       __________________________________

                     For the __________ Determination Date

                       For the __________ Monthly Period


   The undersigned, a duly authorized representative of The People's Bank, as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 (as heretofore amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and between People's Bank and Bankers Trust Company, as Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that
                                                                --------
     the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

          2.  People's Bank is Servicer under the Pooling and Servicing
     Agreement.

          3.  The undersigned is a Servicing Officer.

          4. The date of this Certificate is _______________, 199__ which is a Determination Date under the Pooling and Servicing Agreement.

          5.  The aggregate amount of Collections processed during the preceding
     Monthly Period (equal to 5(a) plus 5(b)) was equal to   $_______________

               (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge
     Receivables') was equal to                             $_______________

               (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of
     Principal Receivables") was equal to   $_______________

          6.  The aggregate amount of Receivables as of the end of the last day
     of the preceding Monthly Period was equal to   $_______________


          7. Attached hereto is a true and correct copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

          8.  To the knowledge of the undersigned, there are no Liens on any
     Receivables in the Trust except as described   below:

                        [If applicable, insert "None".]

          9. The amount by which the Aggregate Principal Receivables exceeds the Aggregate Principal Receivables required to be maintained pursuant to
     the Pooling and Servicing Agreement, is equal to   $_______________

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this _______ day of ___________________, ___________.



                                    PEOPLE'S BANK,
                                      Servicer


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:

                                                           Schedule - to Monthly
                                                       Servicer's Certificate/*/



                                 PEOPLE'S BANK

                      ___________________________________

            People's Bank Credit Card Master Trust, Series _________

                      ___________________________________

                      For the _________ Determination Date

                        For the _________ Monthly Period


          1.  The aggregate amount of Collections processed during the preceding
     Monthly Period (equal to 1(a) plus 1(b)) was equal to   $_______________

   (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") allocated to Series ___ was equal to $_______________

               (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") allocated to Series ___ was equal to $_______________

   2. The aggregate amount of funds on deposit in the [Collection Account applicable to Series __] [Collection Subaccount with respect to Series __] [Series Account with respect to Series __] with respect to Collections processed during the preceding Monthly Period, and applicable to Series __] as of the Closing Date relating to the preceding Monthly Period was equal
     to   $_______________

   3. (a) The aggregate amount of funds on deposit in the [Principal Account] with respect to Collections processed during the preceding Monthly Period and allocated to Series ___, as of the end of the last day of the preceding
     Monthly Period was equal to   $_______________


--------------------

/*/ A separate schedule is to be attached for each Series, with appropriate changes to reflect the specifics of the related Series Supplement.

               (b) The aggregate amount of funds which will be on deposit in the [Principal Account] on the Transfer Date following this Determination Date, will be $_______________

          4. The aggregate amount to funds on deposit in the Retention Subaccount relating to Series ___ as of the end of the last day of the
     preceding Monthly Period was equal to   $_______________

   5. The aggregate amount of [drawings] [withdrawals] [payments] required to be made under the [Letter of Credit] [Cash Collateral Account] [other form of Enhancement] pursuant to Section ___ or ___ on the Date in the current
     calendar month is equal to   $_______________

          6. (a) The aggregate amount of Interchange to be deposited to the Collection Account and allocated to Series ___ on the [next succeeding
     Transfer Date] is equal to   $_______________

   (b) The amount of earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account to be transferred from the Principal Funding Account to the [Finance Charge Account] on the (next
     succeeding Transfer Date] is equal to   $_______________

          7. The sum of all amounts payable to the Investor Certificateholders of Series on the Distribution Date in the current Monthly Period is equal to:

                    Payable in respect of
                    principal ______________  $_______________
                    Payable in respect of
                    interest ______________    $_______________
                    Total    $_______________

   8. [No Series Pay Out Event or Trust Pay Out Event has occurred.] [The following [Series Pay Out Event] [Trust Pay Out Event] has occurred:
     __________________.]

                Form of Series 1997-1 Monthly Servicer's Report

             PEOPLE'S BANK CREDIT CARD MASTER TRUST SERIES 1997-1
                           MONTHLY SERVICER'S REPORT


    Number of Months Series in Existence
    Monthly Period Ended
    Distribution Date
    Determination Date
    Number of Days in Period

------------------------------------------------------

1.  Trust Activity Series 1997-1

    Beginning of Month - Aggregate Principal Receivables

    Principal Collections on the Receivables

    Finance Charge Receivables

    Receivables in Defaulted Accounts

    End of Month - Aggregate Principal Receivables

    Investor Interest Series 1993-1
    Investor Interest Series 1994-1
    Investor Interest Series 1994-2
    Investor Interest Series 1995-1
    Investor Interest Series 1997-1
    Seller Principal Receivables

    Total Investor Percentage with respect to...
                                                     Finance Charges
                                                     Charged-Off Accounts
                                                     Principal Receivables

    Class A Percentage with respect to...
                                                     Finance Charges
                                                     Charged-Off Accounts
                                                     Principal Receivables

    Class B Percentage with respect to...
                                                     Finance Charges
                                                     Charged-Off Accounts
                                                     Principal Receivables

    Seller Percentage with respect to ...
                                                     Finance Charges
                                                     Charged-Off Accounts
                                                     Principal Receivables




---------------------------------------------------------------------

2.  Allocation of Funds in Collection Account

    Class A Available Finance Charge Collections

    Class A Monthly Cap Interest Payable to Class A Certificateholders (See "Calculation of Certificate Interest" #3)
      Unpaid Class A Monthly Cap Interest

    Class A Monthly Servicing Fee
    (See"Calculation of Monthly Servicing Fee" #6)
      Unpaid Class A Monthly Servicing Fee

    Class A Investor Default Amount
      Unreimbursed Class A Investor Charge-offs

    Excess Spread from Class A Finance Charge Collections

    Class A Required Amount

    Class B Available Finance Charge Collections

    Class B Monthly Cap Interest Payable to Class B Certificateholders (See "Calculation of Certificate Interest" #3)
      Unpaid Class B Monthly Cap Interest

    Class B Monthly Servicing Fee
    (See"Calculation of Monthly Servicing Fee" #6)
      Unpaid Class B Monthly Servicing Fee

    Class B Investor Default Amount
      Unreimbursed Class B Investor Charge-offs

    Excess Spread from Class B Finance Charge Collections

    Class B Required Amount

    Total Excess Spread


---------------------------------------------------------------------

2.  Allocation of Funds in Collection Account (con't)
    Excess Spread used to Satisfy Class A Required Amount
      Excess Spread used to satisfy Unpaid Class A Monthly Cap Interest Excess Spread used to satisfy Unpaid Class A Monthly Servicing Fee Excess Spread used to satisfy Unreimbursed Class A Investor Charge-offs Remaining Class A Required Amount

    Excess Spread used to satisfy Class B Required Amount
      Excess Spread used to satisfy Unpaid Class B Monthly Cap Interest Excess Spread used to satisfy Unpaid Class B Monthly Servicing Fee Excess Spread used to satisfy Unreimbursed Class B Investor Charge-offs Remaining Class B Required Amount

    Shared Finance Charges used to satisfy Remaining Class A Required Amount
      Shared Finance Charges used to satisfy Unpaid Class A Monthly Cap Interest Shared Finance Charges used to satisfy Unpaid Class A Monthly Servicing
       Fee
      Shared Finance Charges used to satisfy Unreimbursed Class A Investor
       Charge-offs
      Remaining Class A Required Amount

    Cash Collateral Withdrawal used to satisfy Remaining Class A Required Amount
      Cash Collateral Withdrawal used to satisfy Unpaid Class A Monthly Cap
       Interest
      Cash Collateral Withdrawal used to satisfy Unpaid Class A Monthly
       Servicing Fee
      Cash Collateral Withdrawal used to satisfy Unreimbursed Class A Investor
       Charge-offs
      Remaining Class A Required Amount

    Class B Reallocated Amount used to satisfy Remaining Class A Required Amount
      Class B Reallocated Amount used to satisfy Unpaid Class A Monthly Cap
       Interest
      Class B Reallocated Amount used to satisfy Unpaid Class A Monthly
       Servicing Fee
      Class B Reallocated Amount used to satisfy Unreimbursed Class A Investor
       Charge-offs
      Remaining Class A Required Amount

    Class B Investor Interest used to satisfy Unreimbursed Class A Investor
     Charge-offs

    Shared Finance Charges used to satisfy Remaining Class B Required Amount
      Shared Finance Charges used to satisfy Unpaid Class B Monthly Cap Interest

             PEOPLE'S BANK CREDIT CARD MASTER TRUST SERIES 1997-1
                           MONTHLY SERVICER'S REPORT


    Number of Months Series in Existence
    Monthly Period Ended
    Distribution Date
    Determination Date
    Number of Days in Period

----------------------------------------------------------------------


    Shared Finance Charges used to satisfy Unpaid Class B Monthly Servicing
     Fee
    Shared Finance Charges used to satisfy Unreimbursed Class B Investor
     Charge-offs
    Remaining Class B Required Amount


----------------------------------------------------------------------

2.  Allocation of Funds in Collection Account (con't)

    Cash Collateral Withdrawal used to satisfy Remaining Class B Required Amount
      Cash Collateral Withdrawal used to satisfy Unpaid Class B Monthly Cap
       Interest
      Cash Collateral Withdrawal used to satisfy Unpaid Class B Monthly
       Servicing Fee
      Cash Collateral Withdrawal used to satisfy Unreimbursed Class B Investor
       Charge-offs
      Remaining Class B Required Amount

    Excess Spread used to satisfy interest on overdue Class A
    (See "Calculation of Certificate Interest" #3)

    Excess Spread used to satisfy interest on overdue Class B
    (See "Calculation of Certificate Interest" #3)

    Excess Spread used to satisfy reimbursements of Class B Interest

    Excess Spread used to satisfy deposits into Required Cash Collateral Account

    Excess Spread used to satisfy shortfalls of the Class A Interest Payments

    Excess Spread used to satisfy shortfalls of the Class B Interest Payments

    Excess Spread used to satisfy payments per Loan Agreement

    Excess Spread used to satisfy Class A Excess Interest

    Excess Spread used to satisfy Class B Excess Interest

    Remaining Excess Servicing (dollars)
    Remaining Excess Servicing (percentage of Investor Interest)

    Class A Investor Certificate Interest Shortfall     (Deficiency Amounts)

    Class A Charge-offs
    Unreimbursed Class A Charge Offs
    Unreimbursed Class A Charge Offs per $1,000 Original Investment

    Class A Monthly Servicing Fee Shortfall

    Class B Investor Certificate Interest Shortfall

----------------------------------------------------------------------

2.  Allocation of Funds in Collection Account (con't)

    Class B Charge-offs
    Unreimbursed Class B Charge Offs
    Unreimbursed Class B Charge Offs per $1,000 Original Investment

    Class B Monthly Servicing Fee Shortfall

    Available Principal Collections

    Monthly Principal Payable To Class A Certificateholders
    (See "Calculation of Monthly Principal" #4)

    Monthly Principal Payable To Class B Certificateholders
    (See "Calculation of Monthly Principal" #4)

    Monthly Principal Reinvested In Receivables
    (See "Calculation of Monthly Principal" #4)

    (Net Deposit)/Draws on Shared Principal Collections

    Required Shared Finance Charge Collections from other Series
    Draw on Shared Finance Charge Collections from other Series

    Withdrawal from Cash Collateral Account

    Class B Investor Certificate Interest Shortfall     (Deficiency Amounts)

    Required Shared Finance Charge Collections for other Series
    Deposit of Shared Finance Charge Collections for other Series

    Total Distribution to Class A Investors
    Total Distribution to Class A Investors per $1,000 Invested

    Total Distribution to Class B Investors
    Total Distribution to Class B Investors per $1,000 Invested




----------------------------------------------------------------------

3.  Calculation of Certificate Interest

    Class A Certificate Rate
    Class A Interest Rate Cap Provider Deposit

    Previous Month's Class A Deficiency Amount

    Class A Interest at the Certificate Rate + 0.5% on Deficiency Amount

    This Month Class A Certificate Interest

             PEOPLE'S BANK CREDIT CARD MASTER TRUST SERIES 1997-1
                           MONTHLY SERVICER'S REPORT


    Number of Months Series in Existence
    Monthly Period Ended
    Distribution Date
    Determination Date
    Number of Days in Period

--------------------------------------------------

    Expected Class B Principal
    This Month Class B Cap Shortfall
    Class B Excess Interest

    Total Class B Interest Distributable to Class B Certificateholders Total Class B Interest Distributable per $1,000 of Class B Original
     Investment

    Total Certificate Interest Distributable to Certificateholders
    Total Certificate Interest Distributable per $1,000 of Original Investment



--------------------------------------------------

4.  Calculation of Monthly Principal

    Beginning Investor Interest

    Beginning Class A Interest

    Class A Available Principal Collections
    Class A Monthly Unreimbursed Charge-Offs
    Total Class A Monthly Principal

    Class A Monthly Principal Reinvested in Receivables

    Class A Controlled Amortization Amount

    Maximum Monthly Principal to Class A Certificateholders

    Class A Deficit Controlled Amortization Amount

    Monthly Principal Payable to Class A Certificateholders
    Class A Monthly Principal Payable per $1,000 of Original Investment

    Beginning Class B Interest

    Class B Available Principal Collections
    Class B Monthly Unreimbursed Charge-Offs
    Total Class B Monthly Principal

    Class B Reallocated Principal
    Prior Month's Cumulative Class B Reallocated Principal
    Class B Reduction of Interest
    Prior Month's Cumulative Class B Reduction of Interest

    Class B Monthly Principal Reinvested in Receivables

    Class B Controlled Amortization Amount

    Maximum Monthly Principal to Class B Certificateholders


--------------------------------------------------
4.  Calculation of Monthly Principal (con't)

    Required Shared Principal Collections for other Series Deposit of Shared Principal Collections for other Series Required Shared Principal Collections from other Series Draw on Shared Principal Collections from other Series

    Class B Deficit Controlled Amortization Amount

    Monthly Principal Payable to Class B Certificateholders
    Class B Monthly Principal Payable per $1,000 of Original Investment

    Ending Investor Interest
    Ending Class A Interest
    Ending Class B Interest

5.  Calculation of Pool Factor

    Pool Factor
    (Ending Certificate Balance divided by Initial Principal Amount to 7 decimal places)

6.  Calculation of Monthly Servicing Fee

    Series Servicing Fee Percentage

    Beginning Class A Investor Interest
    Beginning Class B Investor Interest
    Beginning Investor Interest

         Class A Monthly Servicing Fee
         Class B Monthly Servicing Fee
         Total Monthly Servicing  Fee

7.  Cash Collateral Account Activity

    Beginning of Month Balance

    Required Cash Collateral Account Amount

    Excess Spread used to satisfy payments per Loan Agreement

    Cash Collateral Account Deposits

    Reinvestment Income Received on Cash Collateral Account

    Aggregate Cash Collateral Account Draws

    Available Cash Collateral Amount  (Dollars)
    Available Cash Collateral Amount  (Percentage)

--------------------------------------------------

8.  Past Due Statistics
    (past due on a contractual basis)

    1-30 days past due                     Dollars
                                           Percent Dollars
                                           Number of Accts
                                           Percent Number of Accts

    31-60 days past due                    Dollars
                                           Percent Dollars
                                           Number of Accts
                                           Percent Number of Accts

    61-90 days past due                    Dollars
                                           Percent Dollars
                                           Number of Accts
                                           Percent Number of Accts

    91-120 days past due                   Dollars
                                           Percent Dollars
                                           Number of Accts
                                           Percent Number of Accts

             PEOPLE'S BANK CREDIT CARD MASTER TRUST SERIES 1997-1
                           MONTHLY SERVICER'S REPORT


    Number of Months Series in Existence
    Monthly Period Ended
    Distribution Date
    Determination Date
    Number of Days in Period

------------------------------------------------------------------

    121-150 days past due                       Dollars
                                                Percent Dollars
                                                Number of Accts
                                                Percent Number of Accts

    151-180 days past due                       Dollars
                                                Percent Dollars
                                                Number of Accts
                                                Percent Number of Accts

    181 + days past due                         Dollars
                                                Percent Dollars
                                                Number of Accts
                                                Percent Number of Accts


------------------------------------------------------------------

9.  Base Rate Calculation

    Base Rate

    Portfolio Yield                             (net of losses)

    Excess of Portfolio Yield over Base Rate

10. Number of Accounts in the Trust

    Number of Additional Accounts
    Number of Removed Accounts
    Number of Automatic Additonal Accounts
    Ending Number of Accounts

                                                                       EXHIBIT D
                                                                       ---------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE
                     -------------------------------------

                                 PEOPLE'S BANK

                       __________________________________

                 People's Bank Credit Card Master Trust Series

                       __________________________________

     The undersigned, a duly authorized representative of People's Bank, as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 (as heretofore amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and between People's Bank and Bankers Trust Company, as trustee (the "Trustee"), does hereby certify that:

          1.  People's Bank is Servicer under the Pooling and Servicing
     Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

          4. A review of the activities of the Servicer during [the period from the Closing Date until] [the calendar year ended] December 31, ____ was conducted under my supervision.

          5. Based on such review, the Servicer has, to the best of my knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such [period] [calendar year] and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

          6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement including any Supplement known to me to have been made during [such period] [the calendar year ended ____________, _________,] which sets forth in detail (i) the nature of such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                        [If applicable, insert "None."]

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ____ day of _______________, _______.


                                    PEOPLE'S BANK



                                    By:
                                      -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT E
                                                                       ---------



                                    FORM OF
                    SELLER CERTIFICATE DESIGNATING BANKS AND
                       AGENT BANKS THE ACCOUNTS OF WHICH
                    CONSTITUTE AUTOMATIC ADDITIONAL ACCOUNTS
                    ----------------------------------------


   This Certificate is delivered pursuant to that certain Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 (as heretofore amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and between People's Bank, a Connecticut stock savings bank, as seller and servicer (the "Seller"), and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

   Pursuant to the Pooling and Servicing Agreement, the Seller is hereby designating to the Trustee the following ["banks" and "agent banks"] [insert name of other applicable grouping] of credit card accounts maintained by [Total Systems, Inc. (or its successor)] [insert name of other records processor] on behalf of the Seller as [banks and agent banks] [name of other grouping] the accounts in which (other than existing Accounts or Additional Accounts) constitute Automatic Additional Accounts:


     [insert bank and agent bank (or other grouping) identification codes]

   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this __ day of _____.


                                    PEOPLE'S BANK



                                    By:
                                        ------------------------
                                       Name:
                                       Title:



Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee under the
  Pooling and Servicing
  Agreement


By:
   ---------------------------
   Name:
   Title:

                                                                       EXHIBIT F
                                                                       ---------



                                    FORM OF
                         OPINION OF COUNSEL PURSUANT TO
                       SECTIONS 2.6(G)(VI) AND 13.2(D)(I)
                     OF THE POOLING AND SERVICING AGREEMENT
                     --------------------------------------



                        [PULLMAN AND COMLEY TO PROVIDE]
                        -------------------------------

                                                                       EXHIBIT G
                                                                       ---------



                                    FORM OF
                  ANNUAL SECURITY INTEREST OPINION PURSUANT TO
                          SECTIONS 13.2(D)(II) OF THE
                        POOLING AND SERVICING AGREEMENT
                        -------------------------------



PULLMAN & COMLEY, LLC
Attorneys At Law


850 MAIN STREET P.O. BOX 7006
BRIDGEPORT, CT 06601-7006


Reply to: Bridgeport
Telephone:     (203) 330-2000



                                         March [   ], 1997

VIA AIRBORNE EXPRESS

Bankers Trust Company
Four Albany Street
New York, NY  10006

     RE:  PEOPLE'S BANK CREDIT CARD MASTER TRUST (THE "TRUST")
          ----------------------------------------------------

Ladies and Gentlemen:

     We have been asked, in our capacity as special Connecticut counsel for People's Bank, a Connecticut capital stock savings bank (the "Servicer"), to provide an opinion to you pursuant to Section 13.2(d)(ii) of an Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 (the "Pooling and Servicing Agreement") by and between you, as Trustee, and the Servicer.

     In connection with this opinion, we have had reference to: our opinion dated July 9, 1993 delivered to you in connection with the issuance by the Trust of its 4.80% Asset Backed Certificates, Series 1993-1; our opinion dated February 16, 1994 delivered to you in connection with the issuance by the Trust of its 5.10% Asset Backed Certificates, Series 1994-1; our opinion dated October 4, 1994 delivered to you in connection with the transfer and assignment of New Receivables to the Trust; our opinion dated October 27, 1994 delivered to you in connection with the issuance by the Trust of its Floating Rate Class A Asset Backed Certificates, Series 1994-2 and its Floating Rate Class B Asset Backed Certificates, Series 1994-2; our opinion dated March 28, 1995 delivered to you in connection with the issuance by the Trust of its Floating Rate Class A Asset Backed Certificates, Series 1995-1 and its Floating Rate Class B Asset Backed Certificates, Series 1995-1; our opinion dated July 14, 1995 delivered to you in connection with the transfer and assignment of additional New Receivables to the Trust; our opinion dated July 2, 1996 delivered to you in connection with the issuance by the Trust of its Floating Rate Class A Asset Backed Certificates, Series 1997-1 and Floating Rate Class B Asset Backed Certificates, Series 1996-1; and our opinion dated October 1, 1996 delivered to you in connection with the transfer and assignment of additional New Receivables to the Trust (collectively, the "Prior Opinions"). Copies of the Prior Opinions are attached hereto.

PULLMAN & COMLEY, LLC

     We have also had reference to copies of (i) a Form UCC-1 filed with the Office of the Secretary of State of the State of Connecticut, UCC Division (the "Connecticut Secretary of State") on July 9, 1993 in connection with the initial transfer and assignment of Receivables to the Trust, (ii) a Form UCC-1 filed with the Connecticut Secretary of State on October 4, 1994 in connection with the transfer and assignment of certain New Receivables to the Trust, (iii) a Form UCC-3 filed with the Connecticut Secretary of State on October 28, 1994, amending the Form UCC-1 filed with the Connecticut Secretary of State on October 4, 1994, (iv) a Form UCC-1 filed with the Connecticut Secretary of State on July 13, 1995, in connection with the transfer and assignment of certain additional New Receivables to the Trust, and (v) a Form UCC-1 filed with the Connecticut Secretary of State on September 23, 1996, in connection with the transfer and assignment of certain additional New Receivables (collectively, the "UCC Financing Statements"). Copies of the UCC Financing Statements described in the immediately preceding sentence are also attached hereto.

     Unless otherwise specified, capitalized terms used herein shall have the same meanings as set forth in the Prior Opinions, and capitalized terms defined differently in one or more of the Prior Opinions shall have the meanings set forth in the Prior Opinion bearing the most recent date. This opinion is rendered subject to all of the qualifications, assumptions, limitations and exceptions taken or made in the Prior Opinions, whether expressly stated or incorporated by reference therein.

     This opinion is provided as of the date above first set forth. We disclaim any obligation to advise you as to subsequent changes of facts, circumstances, or applicable law or regulation that might affect the validity of the opinion set forth herein.

     Based upon the foregoing, we are of the opinion that no filing or other action is necessary from the date hereof through March 1, 1998 to continue the perfected status of the interest of the Trust in such of the Receivables and the proceeds thereof as constitute "accounts" or "general intangibles". This opinion is subject to the limitations noted in the Prior Opinions as to Receivables and the proceeds thereof generally, and as to Receivables that are generated in connection with Automatic Additional Accounts.

     This opinion is rendered to you in compliance with Section 13.2(d)(ii) of the Pooling and Servicing Agreement, is intended solely for your benefit, and is not intended for the use, benefit or reliance of any other person, and may not be relied upon by you or any other person for any other purpose. Your acceptance of this letter or reliance on this opinion, or any part thereof, will be presumed conclusively to evidence the Servicer's compliance with the provisions of Section 13.2(d)(ii) of the Pooling and Servicing Agreement and the satisfaction of you and your counsel with the form, scope and substance of this letter.

PULLMAN & COMLEY, LLC

     This letter, together with each of the Prior Opinions, constitutes a single integrated document, and no portion hereof may be relied upon without reference to the entirety of this letter and each of the Prior Opinions, and each other part hereof and thereof.

                                         Very truly yours,



                                         PULLMAN & COMLEY, LLC
P&C/nadh:dc

cc:  William T. Kosturko, Esquire
     Laura DeFelice, Esquire

                                                                       EXHIBIT H
                                                                       ---------


                          FORM OF DEPOSITORY AGREEMENT
                          ----------------------------

                                                                       EXHIBIT I
                                                                       ---------


                    FORM OF REASSIGNMENT OF REMOVED ACCOUNTS
                    ----------------------------------------


   REASSIGNMENT No. ___ of RECEIVABLES, dated as of ______________, ___ (this "Reassignment"), by and between PEOPLE'S BANK, a Connecticut capital stock savings bank (the "Transferor"), and BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

   WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of March [ ], 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

   WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables (such term and other capitalized terms used herein without definition being defined in Section 1 hereof) from the Accounts designated pursuant to Section 3 hereof (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

   WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

   NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

   1.  Defined Terms.  Capitalized terms used but not otherwise defined herein
       -------------
shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

   "Removal Date" shall mean, with respect to the Removed Accounts designated
    ------------
hereby, _____________, 19___.

   "Removal Notice Date" shall mean, with respect to the Removed Accounts
    -------------------
designated hereby, _____________, 19___, which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

   2.  Conveyance of Receivables.  (a)  The Trustee does hereby transfer,
       -------------------------
assign, set-over and otherwise convey to the Transferor without recourse, on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Connecticut or New York) of such Receivables and the right to receive amounts paid as Interchange with respect to such Removed Accounts pursuant to the Pooling and Servicing Agreement.

   (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor of the Removed Accounts, on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien, provided that such termination statement shall be prepared by the Transferor.

   3.  Designation of Removed Accounts.  The Transferor of the Removed Accounts
       -------------------------------
shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and by the aggregate amount of Principal Receivables in such Accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

   4.  Acceptance by Trustee.  The Trustee hereby acknowledges and agrees that,
       ---------------------
prior to or simultaneously with the execution and delivery of this Reassignment, the Transferor delivered to the Trustee the computer file or microfiche list described in Section 2 of this Reassignment.

   5.  Representations and Warranties of the Transferor.  The Transferor hereby
       ------------------------------------------------
represents and warrants to the Trust as of the Removal Date as follows:

   (a)  Legal Valid and Binding Obligation.  This Reassignment constitutes a
        ----------------------------------
legal, valid and binding obligation of such Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of state-chartered banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

   (b)  Absence of Pay Out Event or Certain Other Events.  The removal of any
        ------------------------------------------------
Receivables of any Removed Accounts on any Removal Date will not, in the reasonable belief of the Transferor, (i) cause a Pay Out Event to occur (for which determination the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date), (ii) cause the Seller Interest as a percentage of Aggregate Principal Receivables to be less than 10% on such Removal Date or (iii) result in the failure to make any payment specified in the related Supplement with respect to any Series.

   (c)  Selection Procedures.  No selection procedures believed by the
        --------------------
Transferor to be materially adverse to the interests of the Investor Certificateholders without regard to any Enhancement were utilized in selecting the Removed Accounts designated hereby.

   6.  Conditions to Reassignment.  The removal from the Trust and reassignment
       --------------------------
to the Transferor of the Receivables in the Removed Accounts as of the Removal Date is subject to the satisfaction, on or prior to the date hereof, of the following conditions:

   (a)  Notice Designating Removed Accounts.  Within five Business Days after
        -----------------------------------
the Removal Date, the Transferor shall have delivered or caused to be delivered to the Trustee, pursuant to Section 3 hereof, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Principal Receivables in such Removed Accounts as of the Removal Date.

   (b)  Officer's Certificate.  The Transferor shall have delivered to the
        ---------------------
Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, other than the delivery by the Transferor to the Trustee within five Business Days after the Removal Date of a computer file or microfiche list of the Removed Accounts, and (ii) each of the representations and warranties made by the Transferor of the Removed Accounts in Section 5 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

   (c)  Notice to Rating Agency.  On or before the twentieth Business Day prior
        -----------------------
to the Removal Date, the Rating Agency shall have received notice of such proposed removal of Accounts.

   (d)  Rating Agency Confirmation.  The Transferor and the Trustee shall have
        --------------------------
received notice from the Rating Agency that such proposed removal of Accounts will not result in the reduction or withdrawal of its then exiting rating of any Series of Certificates then issued and outstanding.

   (e)  Opinion of Counsel  The Transferor, the Trustee and the Rating Agencies
        ------------------
shall have received an Opinion of Counsel that the proposed removal shall not adversely effect the federal income tax characterization of the Trust.

   7.  Counterparts.  This Reassignment may be executed in two or more
       ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                           PEOPLE'S BANK,
                                           as Transferor


                                           By: ___________________________
                                               Name:
                                               Title:



                                           BANKERS TRUST COMPANY, not in its
                                           individual capacity, but solely as
                                           Trustee


                                           By: ___________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT J
                                                                       ---------

                                    FORM OF
                       OFFICER'S CERTIFICATE PURSUANT TO
                           SECTION 2.8(d)(ii) OF THE
                        POOLING AND SERVICING AGREEMENT
                        -------------------------------


   The undersigned, _________________, a duly authorized officer of People's Bank, a Connecticut stock savings bank, hereby certifies, not in [his][her] individual capacity, but solely as a duly authorized officer of People's Bank, as follows:

          (i) This Certificate is delivered pursuant to Section 2.8(d)(ii) of the Amended and Restated Pooling and Servicing Agreement dated as of March [ ], 1997 (as heretofore amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement") by and between People's Bank, a
      -------------------------------
     Connecticut stock savings bank, as seller and servicer (the "Seller"), and
                                                                  ------
     Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee") of the People's
                                                     -------
     Bank Credit Card Master Trust pursuant to the Pooling and Servicing Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          (ii) The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate.

          (iii) All requirements set forth in Sections 2.7(a) of the Pooling and Servicing Agreement for the designation of Expired Accounts and the deletion and removal from the Trust and reassignment to the Seller of Receivables from Expired Accounts have been satisfied as of the date hereof.

          (iv)  Each of the representations and warranties made by the Seller in
     Section 2.8(c) of the Pooling and Servicing Agreement is true and correct as of the Expired Account Removal Date occurring on ____________, ____; and

          (v) Each of the conditions to the deletion and removal from the Trust and reassignment to the Seller of Receivables from Removed Accounts set forth in Sections 2.7(b) and 2.8(d) of the Pooling and Servicing Agreement have been satisfied as of the Expired Account Removal Date.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ___ day of ________, ____.



                                    PEOPLE'S BANK



                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                      J-2